As filed with the Securities and Exchange Commission on December 1, 2004

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

            Florida                          Roanoke Technology Corp.                       22-3558993
(State or Other Jurisdiction of             (Name of Registrant in Our           (I.R.S. Employer Identification No.)
         Incorporation                              Charter)
       or Organization)
                                                                                          David L. Smith
      2720 N. Wesleyan Blvd.                                                           2720 N. Wesleyan Blvd.
   Rocky Mountain, North Carolina                                                  Rocky Mountain, North Carolina
             27804                                   7389                                     27804
(Address and telephone number of Principal   (Primary Standard Industrial        (Name, address and telephone number
 Executive Offices and Principal Place of     Classification Code Number)                of agent for service)
                 Business)

                                                        Copies to:

                   Clayton E. Parker, Esq.                                      Christopher K. Davies, Esq.
                  Kirkpatrick & Lockhart LLP                                    Kirkpatrick & Lockhart LLP
            201 S. Biscayne Boulevard, Suite 2000                          201 S. Biscayne Boulevard, Suite 2000
                     Miami, Florida 33131                                          Miami, Florida 33131
                   Telephone: (305)539-3300                                      Telephone: (305)539-3300
                  Telecopier: (305)358-7095                                      Telecopier: (305)358-7095

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share        10,681,026,631 shares (2)     $0.0015      $16,021,539.95      $2,029.73

TOTAL                                           10,681,026,631 shares (2)     $0.0015      $16,021,539.95      $2,029.73
============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 6,000,000,000 are being registered under a Standby Equity Distribution Agreement, 4,276,315,789 are being registered under secured convertible debentures, 389,474,684 were issued as a compensation debenture to Cornell Capital Partners, LP and 10,000,000 are being registered under warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                 Subject to completion, dated December 1, 2004

                            ROANOKE TECHNOLOGY CORP.

                      10,681,026,631 Shares of Common Stock

     This prospectus relates to the sale of up to 10,681,026,631 shares of common stock of Roanoke Technology Corp. ("Roanoke") by certain persons who are stockholders of Roanoke, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling Stockholders" beginning on page 13. Roanoke is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Roanoke will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement (the "Equity Distribution Agreement"), which was entered into on September 30, 2004 between Roanoke and Cornell Capital Partners, and no other stockholders, and from the issuance of additional secured convertible debentures. All costs associated with this registration will be borne by Roanoke. Roanoke has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On November 29, 2004, the last reported sale price of our common stock was $0.0015 per share. These prices will fluctuate based on the demand for the shares of our common stock. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "RNKE.OB".

     The selling stockholders consist of Cornell Capital partners, who intends to sell up to 10,665,790,473 shares of common stock, 6,000,000,000 of which are under the Equity Distribution Agreement, 4,276,315,789 are under secured convertible debentures and 389,474,684 shares of common stock are being registered under a compensation debenture issued to Cornell Capital Partners in the principal amount of $740,000, as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 5,236,158 shares of common stock and Constellation Capital Corp. intends to sell up to 10,000,000 shares upon the conversion of warrants.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay Roanoke 97% of the market price of its common stock, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance we receive under the Equity Distribution Agreement. Cornell Capital Partners also received 389,474,684 shares under a compensation debenture in the principal amount of $740,000 issued as a one-time commitment fee. The 5% retainage and the 389,474,684 shares of common stock are underwriting discounts payable to Cornell Capital Partners. In addition, Roanoke entered into a Placement Agent Agreement dated September 30, 2004, with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to that Agreement Roanoke paid Newbridge Securities Corporation a one-time placement agent fee of 5,236,158 shares of common stock for its services. Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

     These securities are speculative and involve a high degree of risk.

     Please refer to "Risk Factors" beginning on page 6.

     With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is December ____, 2004.


                                              TABLE OF CONTENTS

PROSPECTUS SUMMARY......................................................................................................1

THE OFFERING............................................................................................................2
RISK FACTORS............................................................................................................6
FORWARD-LOOKING STATEMENTS.............................................................................................12
SELLING STOCKHOLDERS...................................................................................................13
USE OF PROCEEDS........................................................................................................16
DILUTION ..............................................................................................................17
EQUITY LINE DISTRIBUTION AGREEMENT.....................................................................................18
PLAN OF DISTRIBUTION...................................................................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF OPEATIONS..................................21
DESCRIPTION OF BUSINESS................................................................................................26
MANAGEMENT.............................................................................................................30
DESCRIPTION OF PROPERTY................................................................................................33
LEGAL PROCEEDINGS......................................................................................................33
PRINCIPAL STOCKHOLDERS.................................................................................................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................................35
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.........................36
DESCRIPTION OF SECURITIES..............................................................................................37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTSANT  ON ACCOUNTING AND FINANCIAL DISCLOSURE..................................39
EXPERTS ...............................................................................................................40
LEGAL MATTERS..........................................................................................................40
HOW TO GET MORE INFORMATION............................................................................................40
FINANCIAL STATEMENTS..................................................................................................F-1
PART II  ............................................................................................................II-1


                               PROSPECTUS SUMMARY


     The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment in Roanoke.

Overview

     We are headquartered in Roanoke Rapids, North Carolina. We are a developer and marketer of a service designed to maximize and promote Internet website presence. Our primary business function is to make our customers' Internet websites easy to find. Websites are increasingly using television and print media advertising in an attempt to direct traffic to their websites, but we utilize our own proprietary software products to alter our customers' websites in ways which make the sites more appealing to select search engines. If our customers wish to generate business from the Internet, it is important that their websites appear in the top 10 or 20 positions of targeted search engine indices. In addition, we utilize a suite of proprietary computer programs which allow our users to analyze and track their websites' visibility.

     We were incorporated in Florida on December 11, 1997 under the name Suffield Technologies Corp. We did not have any significant revenues until we purchased all of the issued and outstanding shares of Top 10 Promotions, Inc. in May, 1998.


     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

Going Concern

     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended October 31, 2003 and October 31, 2002, relative to our ability to continue as a going concern. There is substantial doubt about our ability to continue as a going concern due to our continued losses from operations and our current liabilities, which exceed our current assets. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going concern. To the extent that we do not generate revenue at anticipated rates, we do not obtain additional funding, or that increases in our operating expenses precede or are not substantially followed by commensurate increases in revenue, or that we are unable to adjust operation expenses levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

About Us

     Our principal executive offices are located at 2720 N. Wesleyan Boulevard, Rocky Mountain, North Carolina, 27804. Our telephone number is (252) 428-0200 and our website is located at www.roanoketechnology.com.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Roanoke. Cornell Capital Partners intends to sell up to 10,665,790,473 shares of common stock, 6,000,000,000 of which are under the Equity Distribution Agreement, 4,276,315,789 of which are under secured convertible debentures and 389,474,684 shares of common stock which are under a compensation debenture issued to Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 5,236,158 shares of common stock. The commitment amount of the Equity Distribution Agreement is $12,000,000. At an assumed market price of $0.0021 per share, Roanoke should be able to receive the entire $12,000,000 in gross proceeds under the Equity Distribution Agreement.

     On September 30, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Roanoke may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $12,000,000. The purchase price for our shares is equal to 97% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $500,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 389,474,684 shares of common stock under a compensation debenture in the principal amount of $740,000 issued as a one-time commitment fee under the Equity Distribution Agreement. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which will be retained by Cornell Capital Partners from each advance. On September 30, 2004, Roanoke entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Roanoke paid Newbridge Securities Corporation a one-time placement agent fee of 5,236,158 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock at the time of issuance.

     In addition, on September 30, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase from us secured convertible debentures in an aggregate amount equal to $1,300,000. On September 30, 2004, Cornell Capital Partners purchased a secured convertible debenture in the principal amount of $825,000. Cornell Capital Partners will purchase from Roanoke secured convertible debentures equal to $375,000 upon the filing of this registration statement and additional secured convertible debentures equal to $100,000 when this registration statement is declared effective by the SEC. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The secured convertible debenture are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 15 business days' notice for 120% of the amount redeemed plus any accrued interest.

Common Stock Offered                                 10,681,026,631 shares by selling stockholders

Offering Price                                       Market price

Common Stock Outstanding Before the Offering1        3,046,524,239 shares as of November 29, 2004

Use of Proceeds                                      We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Equity Distribution Agreement
                                                     will be used for general working capital purposes. See "Use of Proceeds."

Risk Factors                                         The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                     "Dilution."

Over-the-Counter Bulletin Board Symbol               RNKE.OB

---------------

1    Excludes secured convertible debentures that are convertible into
4,276,315,789 shares of our common stock, up to 6,000,000 shares of common stock to be issued under the Equity Distribution Agreement, up to 389,474,684 shares of common stock under a compensation debenture issued pursuant to the Equity Distribution Agreement and 10,000,000 shares being registered under warrants.


                                 SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                       FOR THE              FOR THE            FOR THE            FOR THE
                                                  NINE MONTHS ENDED    NINE MONTHS ENDED      YEAR ENDED        YEAR ENDED
STATEMENT OF OPERTIONS                              JULY 31, 2004        JULY 31, 2003     OCTOBER 31, 2003  OCTOBER 31, 2002
----------------------                              -------------        -------------     ----------------  ----------------

REVENUE
  Sales                                               $      609,737        $   1,041,581      $  1,236,805       $  1,715,387
  Cost of sales                                              474,334              711,982        (1,003,158)        (1,040,707)
                                                      --------------        -------------      ------------       ------------

GROSS PROFIT OR LOSS                                         135,403              329,599           233,647            674,680
                                                      --------------        -------------      ------------       ------------

GENERAL & ADMINISTRATIVE EXPENSES                          9,982,042              631,944        (1,024,078)        (1,831,183)
                                                      --------------        -------------      ------------       ------------

RESEARCH & DEVELOPMENT                                        89,082              120,537          (141,274)          (323,680)
                                                      --------------        -------------      ------------       ------------

TOTAL EXPENSE                                             10,071,124              752,481                --                 --
                                                      --------------        -------------      ------------       ------------

OPERATING INCOME                                          (9,935,721)            (422,882)               --                 --

INCOME (LOSS) FROM OPERATION                              (9,908,294)            (469,765)       (1,165,352)        (1,480,183)
                                                      --------------        -------------      ------------       ------------

OTHER INCOME AND (EXPENSE)                                    27,427              (46,883)          (69,762)           (70,151)

NET INCOME (LOSS)                                     $   (9,908,294)       $    (469,765)     $ (2,628,779)      $ (1,550,334)
                                                      ==============        =============      ============       ============




                                                          FOR THE               FOR THE YEAR                FOR THE YEAR
                                                     NINE MONTHS ENDED             ENDED                        ENDED
                                                         JULY 31,               OCTOBER 31,                  OCTOBER 31,
BALANCE SHEET DATA                                         2004                     2003                         2002
                                                      -----------                -----------                -----------

CURRENT ASSETS
  Cash                                                $   102,841                $    18,306                $    18,587
  Accounts receivable                                      39,933                          0                     10,524
  Less: allowance for doubtful accounts                        --                          0                     (3,500)
  Prepaid Insurance                                            --                          0                     13,289
  Employee advances                                            --                          0                      2,030
                                                      -----------                -----------                -----------
    Total Current Assets                                  142,774                     18,306                     40,930
                                                      -----------                -----------                -----------

PROPERTY AND EQUIPMENT
  Equipment and leasehold improvements                    652,616                    599,213                    552,628
  Less: accumulated depreciation                         (316,812)                  (279,096)                  (198,033)
                                                      -----------                -----------                -----------
    Total Property and Equipment                          335,804                    320,117                    354,595
                                                      -----------                -----------                -----------

OTHER ASSETS
   Loan to officer                                         62,397                         --                         --
  Deposits                                                  8,150                      5,250                      5,250
  Officers' receivable                                         --                          0                      8,500
                                                      -----------                -----------                -----------
    Total Other Assets                                     70,547                      5,250                     13,750
                                                      -----------                -----------                -----------

    TOTAL ASSETS                                      $   549,125                $   343,673                $   409,275
                                                      ===========                ===========                ===========


CURRENT LIABILITIES
  Accounts payable and accrued expenses               $   142,599                $   322,411                $   396,662
  Payroll tax and penalty payable                         832,423                    782,693                    600,910
  Credit card payable                                          --                          0                      9,784
  Employee loan                                                --                      5,090                          0
  Loan from officer                                       500,000                         --                         --
  Current maturity of long-term debt                      117,967                    164,421                     69,993
                                                      -----------                -----------                -----------
    Total current liabilities                           1,592,989                  1,274,615                  1,077,349
                                                      -----------                -----------                -----------

LONG TERM LIABILITIES
  Long term debt                                          249,725                    270,807                    290,652
  Debenture bond principal                                393,003                    393,003                    438,000
  Less: current portion                                  (117,967)                  (164,421)                   (69,993)
                                                      -----------                -----------                -----------
    Total long term liabilities                           524,761                    499,389                    658,659
                                                      -----------                -----------                -----------

    TOTAL LIABILITIES                                   2,117,750                  1,774,004                  1,736,008
                                                      -----------                -----------                -----------

    TOTAL STOCKHOLDERS' EQUITY                         (1,568,625)                (1,430,331)                (1,326,733)
                                                      -----------                -----------                -----------

    TOTAL LIABILITIES AND EQUITY                      $   549,125                $   343,673                $   409,275
                                                      ===========                ===========                ===========


                                  RISK FACTORS


We Are Subject To Various Risks That May Materially Harm Our Business, Financial Condition And Results Of Operations

     You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your entire investment.


                          Risks Related To Our Business


Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan

     It is imperative that we obtain debt and/or equity financing to implement our business plan and to finance ongoing operations. There can be no assurance that any new capital will be available or that adequate funds will be sufficient for our operations, whether from financial markets, or that other arrangements will be available when needed or on terms satisfactory to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand our business. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

     Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Equity Distribution Agreement. The amount of each advance under the Equity Distribution Agreement is subject to a maximum amount equal to $500,000. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.

Our Auditors Have Added An Explanatory Paragraph To The Notes Of Our Financial Statements, Which States That We May Require Additional Capital In Order To Continue As A Going Concern

     Our independent auditors have added an explanatory paragraph to the notes of our financial statements for the years ended October 31, 2003 and October 31, 2002, which states that our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result form the outcome of this uncertainty. During the fiscal years ended October 31, 2003 and 2002, we have incurred losses from operations of $1,165,352 and $1,480,183, respectively, and $9,908,294 during the nine months ended July 31, 2004. Assurances cannot be given that financing will continue to be available or be sufficient to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

     Items of uncertainty include our payroll tax liability in excess of $700,000 and our loan from Aurora Loan Services, Inc. guaranteed by the Small Business Administration with a principal balance of $290,000 plus accrued interest. On December 25, 2003 we negotiated an installment agreement with the Internal Revenue Service with regard to our payroll tax liability. The agreement calls for payments of $5,000 per month for 48 months with a balloon payment for the balance owed at the end of that period. Our President, Dave Smith, signed for personal liability of the Trust Fund portion in the amount of $333,295 plus penalties and interest should we default on these payments. Should we default on these payments and any other current tax compliance, our property can be seized to satisfy the liability, which could cause us to cease operations. We have remained current with our monthly payments to Aurora Loan Services. Aurora Loan Services has a first priority lien on our furniture and equipment as collateral for this loan. Should we default on this loan the Aurora Loan Services could seize our furniture and equipment to pay any amounts in default on the loan. The seizure of our property could cause us to curtail or cease operations.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On October 31, 2003 And For The Quarter Ended July 31, 2004, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

     We had a working capital deficit of $1,256,309 at October 31, 2003 and $1,450,215 at July 31, 2004, which means that our current liabilities exceeded our current assets on October 31, 2003 by $1,256,309 and by $1,450,215 at July 31, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on October 31, 2003, and on July 31, 2004 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets

     Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

     Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

     Our success largely depends on the efforts and abilities of David Smith, our Chief Executive Officer. The loss of the services of Mr. Smith could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

We Are Subject to Price Volatility Due to Our Operations Materially Fluctuating

     As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

     o    our ability to retain existing clients and customers;

     o    our ability to attract new clients and customers at a steady rate;

     o    our ability to maintain client satisfaction;

     o    the extent to which our products gain market acceptance;

     o    the timing and size of client and customer purchases;

     o    introductions of products and services by competitors;

     o    price competition in the markets in which we compete;

     o    our ability to attract, train, and retain skilled management;

     o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

     o general economic conditions and economic conditions specific to Internet and website service providers.

We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

     Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than Roanoke. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected

     Our business is directly impacted by changes in the Internet and website services industry. Changes in technology could affect the market for our services and necessitate changes to those services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services that meet these evolving standards and demand of our customers. We also believe that our future success will depend upon how successfully we are able to respond to the rapidly changing technologies and products. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

Our Chief Executive Officer Owns A Substantial Portion Of Our Common Stock And Therefore Controls The Outcome Of A Vote On Our Corporate Action

     Our Chief Executive Officer, David Smith, beneficially owns 1,539,866,228 shares of our common stock, which is approximately 50.55% of our outstanding common stock. As a result of his shareholdings, Mr. Smith has control and the right to vote approximately 50.55% of our outstanding common stock that was outstanding prior to this offering. Mr. Smith, individually, will be able to determine the outcome of any matters submitted to our stockholders for approval, including the composition of our Board of Directors. Consequently, the investors will have limited or no say in the management of Roanoke, and our Chief Executive Officer and majority stockholder, Mr. Smith, will be in the position to continue to control Roanoke. Such close control may present a risk to investors because the entire operation is dependant on a very few people who could lose their ability to make effective operating decisions, or lose interest in pursuing the operations of Roanoke. Such concentration of ownership also may have the effect of preventing a change in control. In addition, the interests of management may not always be identical to the interests of the non-management stockholders.

We May Be Unable To Manage Growth

     Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

     o    Establish definitive business strategies, goals and objectives.

     o    Maintain a system of management controls.

     o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

     If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 3,046,524,239 shares of common stock outstanding as of November 29, 2004, 1,405,706,161 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 1,640,818,078 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, secured debentures convertible into shares of common stock at a floating discount rate.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Equity Distribution Agreement

     The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on November 29, 2004 at an assumed offering price of $0.0021 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0009 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the

Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

     Cornell Capital Partners will purchase shares of our common stock pursuant to the Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

     In addition, pursuant to the Equity Distribution Agreement, Cornell Capital Partners has the ability to sell shares of our common stock corresponding to a particular advance notice from us even if such shares of common stock have not yet been delivered to Cornell Capital partners. Such sales may cause our stock price to decline.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

     The selling stockholders intend to sell in the public market 10,671,026,631 shares of common stock being registered in this offering. That means that up to 10,671,026,631 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Sale Of Our Stock Under Our Equity Distribution Agreement Or Upon The Conversion Of Our Secured Convertible Debentures Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

     In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Roanoke has not performed in such a manner to show that the equity funds raised will be used to grow Roanoke. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock, the price will likely decline.

Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets

     Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of these secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

The Conversion of Our Outstanding Secured Convertible Debentures Will Cause Dilution to Our Existing Shareholders

     The issuance of shares upon the conversion of our outstanding secured convertible debentures will have a dilutive impact on our shareholders. Cornell Capital Partners is required to purchase up to $1,300,000 of convertible debentures that are convertible into shares of our common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. If such conversion had taken place at $0.0013 (i.e., 80% of our recent stock price of $0.0016), then the holders of the secured convertible debentures would have received 1,000,000,000 shares of our common stock. As a result, our net income per share could decrease, in future periods, and the market price of our common stock could decline.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Equity Distribution Agreement When Needed

     We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $500,000 during any seven trading day period. Based on an assumed offering price of $0.0021 per share, we will be able to draw a total amount of $12,000,000 in gross proceeds under the Equity Distribution Agreement. This amount will utilize all of the 6,000,000,000 shares of our common stock registered for the Equity Distribution Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.0021 per share, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement.

We May Not Be Able To Obtain A Cash Advance Under The Equity Distribution Agreement If Cornell Capital Partners Holds More Than 9.9% Of Our Common Stock

     In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Roanoke. A description of each selling shareholder's relationship to Roanoke and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                            Percentage
                                           Percentage                           of
                                               of                           Outstanding                       Percentage
                                          Outstanding     Shares to be     Shares to Be                        of Shares
                                             Shares         Acquired         Acquired                         Beneficially
                            Shares        Beneficially      under the        under the                           Owned
                         Beneficially        Owned           Equity           Equity         Shares to be        After
                         Owned Before        Before       Distribution     Distribution      Sold in the       Offering
 Selling Stockholder       Offering       Offering (1)      Agreement        Agreement         Offering           (1)
 -------------------       --------       ------------      ---------        ---------         --------        ---------

                                 Shares Acquired in Financing Transactions with Roanoke

Cornell Capital          160,005,852(2)       4.99%        6,000,000,000       66.32%        10,665,790,973(3)        0%
  Partners, L.P.

                                                Consultants and Others

Constellation Capital
  Corp.                   10,000,000(5)           *                   --            *            10,000,000           0%
Newbridge Securities       5,236,158              *                   --            *             5,236,158           0%
  Company
Total                    165,242,010          4.99%        6,000,000,000       66.32%        10,681,026,631           0%


---------------

(1)  *Less than 1%.
(2) Applicable percentage of ownership is based on 3,046,524,239 shares of common stock outstanding as of November 29, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of November 29, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 29, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(3) Includes 4,276,315,789 shares of common stock underlying the conversion of the secured convertible debentures and 389,474,684 shares of common stock underlying the compensation debenture received by Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement.
(4) Includes the 6,000,000,000 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement, the 389,474,684 shares of common stock underlying the compensation debenture received as a one-time commitment fee under the Equity Distribution Agreement and the 4,276,315,789 shares as a good faith estimate of the number of shares needed as a result of conversion of the secured convertible debentures issued to Cornell Capital pursuant to a Securities Purchase Agreement.
(5)  Consists of 10,000,000 warrants issued to Constellation Capital Corp.

     The following information contains a description of each selling shareholder's relationship to Roanoke and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Roanoke, except as follows:

Shares Acquired In Financing Transactions With Roanoke

     Cornell Capital Partners. Cornell Capital Partners is the investor under the Equity Distribution Agreement and a holder of a secured convertible debenture. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Roanoke. Those transactions are explained below:

     Equity Distribution Agreement. On September 30, 2004, Roanoke entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Roanoke may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $12,000,000. The purchase price for the shares is equal to 97% of the market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $500,000, with no advance occurring within seven trading days of a prior advance. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of a compensation debenture in the principal amount of $740,000 that is convertible into shares of our common stock at a conversion price per share equal to 100% of the lowest volume weighted average price of Roanoke's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0021 per share, the compensation debenture would be convertible into 389,474,684 shares of Roanoke's common stock. Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance we receive.

     In addition, on September 30, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase from us secured convertible debentures in an aggregate amount equal to $1,300,000. On September 30, 2004, Cornell Capital Partners purchased a secured convertible debenture in the principal amount of $825,000. Cornell Capital Partners will purchase $375,000 of secured convertible debentures upon the filing of this registration statement relating to the shares of common stock resulting from a conversion of the secured convertible debentures and will purchase additional secured convertible debentures equal to $100,000 when this registration statement is declared effective by the SEC. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. These secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 15 business days' notice for 120% of the amount redeemed plus any accrued interest.

     There are certain risks related to sales by Cornell Capital Partners, including:

     o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

     o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

     o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

     Newbridge Securities Corporation. On September 30, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 5,236,158 restricted shares of common stock equal to approximately $10,000 based on our stock price on the date of issuance.

Other Selling Stockholders

     Constellation Capital Corp. Constellation Capital Corp. received 10,000,000 warrants as compensation received for their consulting services provided to Roanoke. The warrants have an exercise price equal to $0.002 per share and are exercisable for a period of five years beginning September 30, 2004. Constellation Capital Corp. is managed by Christopher Kern, who makes all of their investment decisions.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the
                             --------
1933 Act.

In each instance, the purchaser had access to sufficient information regarding Roanoke so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of 6,000,000,000 shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price under the Equity Distribution Agreement of the shares purchased under the Equity Distribution Agreement will be equal to 97% of the market price which is defined as the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Cornell Capital Partners 5% of each cash advance we receive.

     Pursuant to the Equity Distribution Agreement, we cannot receive a cash advance for more than $500,000 every seven trading days or more than $12,000,000 over 24 months. We are issuing 6,000,000,000 shares of common stock under this registration statement in connection with the Equity Distribution Agreement. If we were to utilize the entire $12,000,000 available under the Equity Distribution Agreement, we should receive $11,315,000 in net proceeds.

     For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus a 5% retainer payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds                                                     $5,000,000              $8,000,000           $12,000,000

Net proceeds                                                       $4,665,000              $7,515,000           $11,315,000


No. of shares issued under the Equity Distribution
Agreement at an assumed market price of $0.0021                     5,000,000               8,000,000            12,000,000

USE OF PROCEEDS:                                                       AMOUNT                  AMOUNT                AMOUNT
------------------------------------------------------ ----------------------- ----------------------- ---------------------
Business Development                                          $     1,065,000         $     2,515,000        $    3,315,000
Infrastructure and Improvements                                       600,000               1,000,000             2,000,000
Operating Capital                                                   3,000,000               4,000,000             6,000,000
                                                              ---------------         ---------------        --------------
Total                                                         $     4,665,000         $     7,515,000        $   11,315,000
                                                              ===============         ===============        ==============


                                    DILUTION

     The net tangible book value of Roanoke as of July 31, 2004 was a deficit of $(1,679,105) or $(0.0007) per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Roanoke, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed market price of $0.0021 per share, which is in the range of the recent share price.

     If we assume that we had issued 6,000,000,000 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $0.0021 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $600,000 and offering expenses of $85,000, our net tangible book value as of July 31, 2004 would have been $9,635,895 or $0.0011 per share. Note that at an offering price of $0.0021 per share, we would receive net proceeds of $11,315,000 of the $12,000,000 available under the Equity Distribution Agreement. At an assumed offering price of $0.0021, Cornell Capital Partners would receive a discount of $600,000 on the purchase of 6,000,000,000 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0018 per share and an immediate dilution to new stockholders of $0.0009 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                            $0.0021
Net tangible book value per share before this offering            $(0.0007)
Increase attributable to new investors                            $ 0.0018
                                                                  --------
Net tangible book value per share after this offering                              $0.0011
                                                                                   -------
Dilution per share to new stockholders                                             $0.0009
                                                                                   =======

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                                  DILUTION
                  ASSUMED           NO. OF SHARES TO BE           PER SHARE
               MARKET PRICE                ISSUED             TO NEW INVESTORS
               ------------                ------             ----------------
                 $0.0021              6,000,000,000(1)             $0.0007
                 $0.0015              6,000,000,000                $0.0007
                 $0.0010              6,000,000,000                $0.0005
                 $0.0005              6,000,000,000                $0.0004

(1) This represents the maximum number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.

                          EQUITY DISTRIBUTION AGREEMENT


Summary

     On September 30, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $12,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each cash advance we receive under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. For its services, Newbridge Securities Corporation had previously received 5,236,158 shares of our common stock, equal to approximately $10,000 based on our stock price on the date of issuance. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us. There are no other significant closing conditions to cash advances under the Equity Distribution Agreement.

Equity Distribution Agreement Explained

     Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on us for any of the advances other than that we have filed our periodic and other reports with the SEC, has delivered the stock for an advance, the trading of our common stock has not been suspended and that we have not undergone a fundamental change. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Cornell Capital Partners has advanced us a total amount of $12,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

     The amount of each advance is subject to a maximum amount of $500,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.

     We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.0021 per share, we would issue 6,000,000,000 shares of common stock to Cornell Capital Partners for net proceeds of $11,315,000. These shares would represent 66.32% of our outstanding common stock upon issuance. We are registering 6,000,000,000 shares of common stock for sale under the Equity Distribution Agreement. Assuming a market price of $0.0021 per share, we should be able to fully utilize the entire $12,000,000 available under the Equity Distribution Agreement. If the average price for which we sold the shares under the Equity Distribution Agreement is lower than $0.0021 per share, we will need to file another registration statement with the SEC to register additional shares of common stock to fully utilize the shares we are registering under the Equity Distribution Agreement.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at an assumed market price of $0.0021 per share and 25%, 50% and 75% discounts to the assumed market price.

     Purchase Price:                                          $0.0021          $0.0015          $0.5000           $0.2500
     No. of Shares(1):                                  6,000,000,000    6,000,000,000    6,000,000,000     6,000,000,000
     Total Outstanding (2):                             9,046,524,239    9,046,524,239    9,046,524,239     9,046,524,239
     Percent Outstanding (3):                                   66.32%           66.32%           66.32%            66.32%
     Net Cash to Roanoke:                                  11,315,000        8,465,000        5,615,000         2,765,000

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures and the compensation debenture.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

     Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if we fail materially to comply with certain terms of the Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

     All fees and expenses under the Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, on September 30, 2004, Cornell Capital Partners received a compensation debenture in the principal amount of $740,000 as a one-time commitment fee. The compensation debenture is convertible into approximately 389,474,684 shares of our common stock based on the closing price of our common stock on September 30, 2004. In addition, we issued 5,236,158 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following our request for an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a compensation debenture in the principal amount of $740,000 as a one-time commitment fee. The compensation debenture is convertible into approximately 389,474,684 shares of our common stock. The 5% retainage and the compensation debenture are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Equity Distribution Agreement.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $2,029.73, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $15,470.27. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied them.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND RESULTS OF OPEATIONS


Overview

     We are headquartered in Roanoke Rapids, North Carolina. We are a developer and marketer of a service designed to maximize and promote Internet website presence. Our primary business function is to make our customers' Internet websites easy to find. In addition, we utilize a suite of custom computer programs that allow our users to analyze and track their websites "visibility". Our proprietary software analyzes high ranked sites on the targeted search engines to determine the most important key words, phrases, and other design characteristics of those sites. Our customers' websites are then changed to reflect the preferences of those search engines and thus increase the probability that their website will appear in the top 10 or 20 sites listed by the search engine when those search characteristics are used. We believe this results in greater exposure for our customers, improved results for their web presence, and increased customer reliance on our services.

     We were originally formed on December 11, 1997 under the name Suffield Technologies Corp. We did not have any significant revenues until we purchased all of the issued and outstanding shares of Top 10 Promotions, Inc., a Virginia corporation with its principal place of business in North Carolina.

Going Concern

     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended October 31, 2003 and October 31, 2002, relative to our ability to continue as a going concern. There is substantial doubt about our ability to continue as a going concern due to our continued losses from operations and our current liabilities, which exceed our current assets. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going concern. To the extent that we do not generate revenue at anticipated rates, we do not obtain additional funding, or that increases in our operating expenses precede or are not substantially followed by commensurate increases in revenue, or that we are unable to adjust operation expenses levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result fro m the outcome of this uncertainty.

Results Of Operations For The Three Months Ended July 31, 2004 Compared To The Three Months Ended July 31, 2003

     Revenues for the three months ended July 31, 2004 and the three months ended July 31, 2003 were $188,007 and $344,011, respectively. Depreciation expense decreased to $12,572 from $16,607 because of certain assets that have been completely depreciated. Research and development costs increased to $22,136 from $14,540 due to increased programming costs.

     Revenues

     Sales revenues for the three months ended July 31, 2004 decreased $156,004 (or 45%) to $188,007 as compared to $344,011 for the three months ended July 31, 2003. The decrease in our sales revenue is due primarily to our decrease in repeat customers. Technology spending by our customers for services such as ours has been declining and as a result we have continued to experience a decrease in revenues. The market for our services has also matured and we have experienced an increase in competition which has also had an impact on our revenues through a lack of repeat customers.

     Cost of Revenues

     Cost of revenues for the three months ended July 31, 2004 decreased $16,676 (or 8%) to $200,625 as compared to $217,301 for the three months ended July 31, 2003. The decrease in cost of revenues was due to spending cuts by management due to decrease in overall sales.

     Gross Profit

     Gross profit (loss) as a percentage of sales ("gross profit margin") was negative for the three months ended July 31, 2004 as compared to a positive 37% for the three months ended July 31, 2003. The decrease in gross profit margin was due to the 45% decrease in sales revenues.

     General and Administrative Expenses

     General administrative expense for the three months ended July 31, 2004 increased $7,720,430 to $7,858,226 as compared to $137,796 for the three months ended July 31, 2003. Of the $7,858,226 in General and Administrative expenses $6,750,000 was stock compensation issued to our President pursuant to the anti-dilution clause in his employment agreement. Also, included in General and Administrative expenses was the amortization of stock based compensation, approximately $1,000,000, related to consulting agreements with out consultants. Otherwise, we had administrative staff salaries, accounting, legal, utilities, repairs and maintenance of roughly $110,000.

     Net Loss

     We had a net loss of $7,813,647 for the three months ended July 31, 2004 as compared to a net loss of $34,082 for the three months ended July 31, 2003. This net loss was due primarily to the stock issued to our President as compensation equal to $6,750,000 and to our consultants equal to $1,000,000.

     As of July 31, 2004, we had an accumulated deficit of $20,023,979.

Results Of Operations For The Nine Months Ended July 31, 2004 Compared To The Nine Months Ended July 31, 2003

     Revenues

     Sales revenues for the nine months ended July 31, 2004 decreased $431,854 (or 41%) to $609,737 as compared to $1,041,581 for the nine months ended July 31, 2003. The decrease in sales was due to the decrease in technology spending by customers from the prior year. We have continued to experience a decrease in revenues due primarily to a decrease in repeat customers and in the amount companies are spending for services such as ours.

     Cost of Revenues

     Cost of revenues for the nine months ended July 31, 2004 decreased $237,648 (or 33%) to $474,334 as compared to $711,982 for the nine months ended July 31, 2003. The decrease in cost of revenues was due to spending cuts by management due to decrease in overall sales.

     Gross Profit

     Gross profit as a percentage of sales ("gross profit margin") decreased to 22% for the nine months ended July 31, 2004 from 32% for the nine months ended July 31, 2003. The decrease in gross profit margin was due to the 41% decrease in sales revenues.

     General and Administrative Expenses

     General administrative expense for the nine months ended July 31, 2004 increased $9,350,098 to $9,982,042 as compared to $631,944 for the nine months ended July 31, 2003. The increase in General and Administrative expenses was due mainly to the increase in stock issued as compensation to our President and our consultants.

     Net Loss

     We had a net loss of $9,908,294 for the six months ended July 31, 2004 as compared to a net loss of $469,765 for the nine months ended July 31, 2003. This increase in net loss was due primarily to the stock issued to our President and consultants, which amounted to approximately $7,750,000.

     As of July 31, 2004, we had an accumulated deficit of $20,023,979.

Results Of Operation For The Fiscal Year Ended October 31, 2003 Compared To Fiscal Year Ended October 31, 2002

     Revenues

     In fiscal year 2003 sales decreased 28% from the previous year, from $1,715,387 to $1,236,805. Our reduction in staff and overhead is the primary reason for this decrease.

     Cost of Sales

     Cost of sales for the year ended October 31, 2003 decreased 4% to $1,003,158 as compared to $1,040,707 for the previous year ended October 31, 2002. This decrease was due to spending cuts by management.

     General and Administrative Expenses

     General and Administration costs were at $1,024,078 for fiscal 2003 and $1,831,183 for fiscal 2002. The increase was due to the stock issued in the form of compensation to our President and our consultants.

     Research and Development

     Management decreased its research and development of new services during the year ended October 31, 2003. These costs decreased 56% from $323,680 to $141,274.

     Interest Expense

     Interest expense for the year ended October 31, 2003 decreased 1%, from $70,151 to $69,762, for the year ended October 31, 2002. This decrease was due to the interest with regard to the issuance of convertible debenture bonds and additional finance costs with our loan from the Small Business Administration.

     Net Loss

     We had a 122% increase in losses compared to the prior year ended October 31, 2003, or $(2,628,779) for fiscal 2003 and $(1,550,334) for fiscal 2002. This decrease was mainly due to a revenue decrease of $478,582 and the cost of stock issued as compensation.

Renegotiated Loan

     On November 7, 2000, we entered into a loan agreement with First International Bank, Hartford, CT. The U.S. Small Business Administration is the guarantor on this loan in the amount of $290,000. The initial interest rate, a variable rate, was 11.50% per year and has since been renegotiated with Aurora Loan Services, Inc. to 8.50%. The note was originated with a term of seven years with a late fee of up to four percent of the unpaid portion of the regularly scheduled payment. We had been 22 months in default on the note and currently, we have reached an agreement with Aurora upon which we have completed a payment schedule planned to recover the arrearage payments.

Payroll Tax Liability

     On December 25, 2003 we negotiated an installment agreement with the Internal Revenue Service with regard to our payroll tax liability in excess of $700,000. The agreement calls for payments of $5,000 per month for 48 months with a balloon payment for the balance owed at the end of that period. Our President, Dave Smith, signed for personal liability of the Trust Fund portion in the amount of $333,295.24 plus penalties and interest should we default on these payments. Should we default on these payments and any other current tax compliance issue, our property can be taken to satisfy the liability.

Liquidity And Capital Resources

     Cash outflows from operating activities were ($328,313) for the nine months ended July 31, 2004 as compared with cash outflows of ($100,590) for the nine months ended July 31, 2003. Cash outflows from investing activities were ($53,403) for the nine months ended July 31, 2004 as compared with $0 in the prior year's period. Cash flows from financing activities represented our principal source of cash for the nine months ended July 31, 2004. Cash inflows from financing activities were $466,251 for the nine months ended July 31, 2004 as compared with $88,000 in the prior year's period. This cash flow was developed from a loan from the Company's President. The company had a net increase in cash of $84,535 for the nine months ended July 31, 2004 as compared to a net decrease in cash of $12,590 in the prior year's period.

     As of July 31, 2004, our total current assets were $142,774, which consisted of $102,841 of cash, $39,933 of accounts receivable.

     As of July 31, 2004, our current liabilities were $1,592,989, which consisted of $142,599 of accounts payable, payroll tax and penalties of $832,423, a loan from our President of $500,000 and current maturity on long-term debt of $117,967.

     We had negative net working capital at July 31, 2004 of $1,450,215. The ratio of current assets to current liabilities was 9%. This means that we do not have the ability to pay our current debts as they become due.

     On September 30, 2004, we entered into an Equity Distribution Agreement with Cornell Capital partners. Under the Equity Distribution Agreement, Roanoke may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $12,000,000. The purchase price for our shares is equal to 97% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $500,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 389,474,684 shares of common stock under a compensation debenture in the principal amount of $740,000 issued as a one-time commitment fee under the Equity Distribution Agreement. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which will be retained by Cornell Capital Partners from each advance. On September 30, 2004, Roanoke entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Roanoke paid Newbridge Securities Corporation a one-time placement agent fee of $5,236,158 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock at the time of issuance.

     In addition, on September 30, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase from us secured convertible debentures in an aggregate amount equal to $1,300,000. On September 30, 2004, Cornell Capital Partners purchased a secured convertible debenture in the principal amount of $825,000. Cornell Capital Partners will purchase from Roanoke $375,000 of secured convertible debentures upon the filing of this registration statement and additional secured convertible debentures equal to $100,000 when this registration statement is declared effective by the SEC. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The secured convertible debenture are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 15 business days' notice for 120% of the amount redeemed plus any accrued interest.

Outlook

     During the past year, much attention has been placed on reducing expenses and increasing revenues. We eliminated one senior management position, eliminated 14 sales-support positions that represents a 48% reduction in force, and we reduced our R&D staff by three programmers. It is our opinion that we have trimmed expenses to an acceptable level without adversely affecting our ability to operate. We continue to monitor our expenses, however, and we will diligently scrutinize all expenditures.

     Top-10 Promotions sales were down over last year, however, we believe our reduced expenses more than offset this decline when compensation in the form of stock is not included. Our sales staff has been cut to core personnel, which has lowered the total number of new clients but dramatically reduced our cost of generating the sales. In the coming year we are planning on expanding our sales force with quality personnel. This will be made possible by our relocation to our new facility in Rocky Mount, NC. We believe that the Rocky Mountain area has a substantially larger employee pool to draw from with more qualified applicants than our current location.

     We have added other revenue sources through our affiliate programs with Rent.com and Google as well as our expanded B2B service offerings that include expanded hosting, website design and optimization services. Under the affiliate programs we receive revenues from our affiliates such as Google and Commission Junction for finding customers and promoting those websites on our site. We generate between $4000 to $5000 dollars per month in revenue under these programs.

     We have also signed an inducement agreement with Carolinas Gateway Partnership. The purpose of this partnership is to add incentive for RTC to relocate its Headquarters operations in the Nash County, NC area. Carolina Gateway Partnership has offered a cash inducement to RTC once the attainment of target employment goals are met. These funds are to assist in the leasing, improvement, expansion, upfitting and equipping of RTC Headquarter facilities. We believe that the cash incentives offered in this partnership will help offset the cost of the companies headquarters relocation and are indicative of the willingness of the Nash County Community to work with our company.

     We estimate our overall expenses to be approximately $1,500,000 annually for the next two years. If our revenue projections remain accurate, we believe we will become profitable in the year 2005.

Off-Balance Sheet Arrangements

     We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

                             DESCRIPTION OF BUSINESS


Overview

     We were incorporated in Florida on December 11, 1997 under the name Suffield Technologies Corp. We did not have any significant revenues until we purchased all of the issued and outstanding shares of Top 10 Promotions, Inc., a Virginia corporation with its principal place of business in North Carolina, in accordance with a Stock Purchase Agreement and Share Exchange dated and effective May 28, 1998. Under that agreement Roanoke also purchased the name Top 10 Promotions and is registered to do business as Top 10 Promotions in North Carolina. .

     Roanoke Technology Corp. is headquartered in Roanoke Rapids, North Carolina. We are a developer and marketer of a service designed to maximize and promote Internet website presence. To put it simply, our primary business function is to make our customers' Internet websites easy to find. Most persons searching the web for a product or service use a search engine. Websites often use television and print media advertising in an attempt to direct traffic to their websites, but we utilize our own software products and knowledge regarding search engine indexing algorithms to alter our customer's websites in ways which make the sites more appealing to the top search engines. If our customers wish to generate business from the Internet, it is important that their websites appear in the top 10 or 20 positions of targeted search engine indices. Basically, that is what we do. In addition, we utilize a suite of custom computer programs that allow our users to analyze and track their websites "visibility". Our proprietary software analyzes high ranked sites on the targeted search engines to determine the important key words, phrases, and other design characteristics of those sites. Our customers' websites are then changed to reflect the preferences of those search engines and thus increase the probability that their website will appear in the top 10 or 20 sites listed by the search engine when those search characteristics are used. Since most web users ignore search results beyond the first hundred listed sites, a higher ranking almost always translates to higher visitor hits for our customers. We believe that this results in greater exposure for our customers, improved results for their web presence, and increased customer reliance on our services.

Services

     Our services are designed to improve the visibility of our customer's websites on the Internet. Since many key word searches can return hundreds, if not thousands, of matches, it is important that those attempting to generate business from their Internet listing assure that their site is listed in the first one or two pages returned by the search engine.

     o When a customer purchases the "Premium Plan" we begin the following procedures:

     o Identify appropriate key words or terms for the customer's website. The Premium Plan allows for 6 terms.

     o Identify the unique characteristics and patterns associated with each search engine's robot and indexing practices.

     o Create a customer web page for each term. Each contract will require a creation of approximately 6 to 24 pages.

     o The created web pages are then moved to the customer's website or server.

     o Create a "referring domain" and website for the customer that is hosted by RTC Hosting, our subsidiary. This referring domain will attract many of the search engine robots within two weeks of its creation. The robots will follow links on the referring domain site to the customer's original site and to the new content pages that were created and placed on their site as part of our process.

     o We verify the placement of the web pages and create a site map for the customers' site. We submit the new content pages and the referring domain site pages to the search engines that do not automatically crawl the site.

     o We also utilize pay for inclusion services offered by the search engine companies. For a fee, they will prioritize our customers' websites in their editorial queue. This allows us to obtain rankings much faster than if we waited for their standard review of the sites.

     o Approximately 4 weeks after we have created the referring domain site and have completed the applicable submissions, preliminary results will be noticed. In most cases 60 days after the pages are placed on the server the customer will be able to check the results at the customer's section of our web.

     As part of the Premium Plan, we will continue to monitor and furnish Visibility Reports for each customer for up to 6 months. The reports are compiled every two weeks and are made available to our customers via their own private portal into our customer service application.

     We commit to the following for our Premium Plan:

     o We will secure for our customer no less than 10 placements within the top 20 positions somewhere across the top search engines. The engines we target consist of the following: Yahoo, Teoma, Excite, Infoseek, HotBot, Lycos, iWon, NBCi, AOL Netfind, LookSmart, AltaVista, Google, Northern Light, Magellan, All The Web, Open Directory Project, Netscape, Web Crawler, Direct Hit, MSN, WiseNut, SplatSearch, Overture, AskJeeves and PC Beacon.

     o The listings may appear on any single search engine, all the search engines or spread across any number of the search engines listed above.

     o The placements will consist of existing pages on our customer's sites as well as the new pages we make for our customers.

     o Over the last 12 months our customers have averaged more than 50 placements in the top 20 positions across the top search engines. However, we do not guarantee this.

     o We do not guarantee traffic to a customer's website. That is a function of demand for the product or service. The customer's commitment is only for placements of their URL(s) in the search engine indices.

     o In the event of our failure to meet our commitment within 90 days from the date the last submissions were made to the search engines, we will repeat the service at no charge. In the event that there are repeated failures we will rework the promotion or issue a refund. This is determined on a case by case basis and is within our discretion.

     We also offer silver and gold plans. The same processes are followed except we promote 12 or 24 keywords respectively. We also guarantee 20 new placements in the search engines for the silver plan and 30 placements for the gold plan.

     Our sales efforts rely primarily upon our proprietary software programs to generate sales leads that are then followed up with e-mail and telemarketing efforts. Due to the increasing number of websites indexed by the key search engines and changes in the way these sites are indexed by the search engines, the visibility of the websites that we have enhanced tends to decline over time. We re-solicit prior customers periodically and offer them the opportunity to renew their website visibility. The renewal process is the same as described above and with the same guarantee. We discount renewals by 25% of the original promotion price.

     In July 2002, we entered into an agreement with Overture, a leader in pay-for-performance searches on the Internet. We are now an Overture Ambassador, which puts us in a position to manage our customers' advertising campaigns with Overture. Benefits of being an Overture Ambassador include: ability to manage multiple customer accounts from one central portal, a dedicated account representative and prioritization in Overture's editorial queue. We charge our customers a monthly fee to manage their campaigns. Fees are based on the number of keywords we manage and the number of times we monitor their bids during a 24-hour period. Monthly fees range from $80 to $580.

RTCHosting Corp

     RTCHosting Corp., is our wholly owned subsidiary that was formed in June 2000. We currently offer two forms of hosting for our customers. The first form gives the customer the option of using a template driven website creation process or using standard uploads of website pages. This package is $19.99 per month. The second form of hosting is a template driven system with e-commerce capabilities built in. This hosting package is $49.95 per month. Both packages allow for add-on services and packages to suit the customers needs.

Trademarks

     "Top 10 and Design" and "PC Beacon" are both registered trademarks with the United States Patent and Trademark Office. Top 10 and Design was registered September 25, 2001 and PC Beacon was registered March 12, 2002. The opposition period is completed and a notice of allowance has been issued.

Employees

     We currently employ 14 full time employees. They fall into 4 different categories: 1 management, 5 sales, and 9 support personnel. Sales personnel are compensated on a base pay plus commissions.

Competition

     There are numerous Internet promotion companies that promote websites. They all use one of three different methodologies for promoting their customer's websites. The vast majority simply submit the URL of the customer's home page to hundreds of search engines. We believe this is the least effective way because this method has the following built-in problems: (a) most of the search engines are search engines in name only, and are really directories. The user must know the name of the company to have any degree of success; (b) we believe a majority of the search engine traffic is driven by the most popular search engines. This renders the vast majority of the others very ineffective; (c) we believe this method cannot work successfully because it is almost impossible to make a web page appeal to more than 1 or 2 search engines. Each search engine employs different indexing practices. To date, the only successful method of obtaining consistent rankings in the search engines is to make pages for each "keyword phrase" for each engine.

     The second method of promoting a site in the search engines is to purchase positions within the indices or to purchase advertising space on the site in the form of banner advertisements. We believe that the cost of this method is extremely expensive and not practical for most small business owners.

     The third way is to prepare pages for each "keyword phrase" for each search engine. We utilize this method. We have no knowledge of any other company that has the ability to effectively track what characteristics appeal to the major search engines and to make pages based on those characteristics.

     The following are the only websites that we have found that can be deemed to compete with us: WebPosition Gold; SubmitIt; Did-it.com:

     The market for a worldwide on-line commerce website is relatively new, quickly evolving and subject to rapid change. There are few substantial barriers to entry, and we expect to have additional competition from existing competitors and new entrants in the future.

General Business Conditions

     There is no apparent seasonality in our business but weekly or monthly sales volume can be impacted by holidays and popular vacation periods which impair the ability of our telemarketers to reach potential customers. Our business is not dependent upon any single customer or type of business. Since we have no subcontractors, we are not dependent upon an outside sales force. All work is performed in house. This includes the creation and development of our software.

Customers

     Our potential market or customer base consists of every business-oriented website in the world. Our largest single customer accounts for less than one percent of our total revenues and no particular industry accounts for more than two percent of our revenues.

Material Programming Costs

     We incur programming costs to maintain and improve the computer programs used internally in the conduct of our business. Most of this work has been undertaken by salaried personnel [need to update].

     Material programming costs are:

                       Year Ending           Year Ending          Year Ending
                     October 31, 2004     October 31, 2003      October 31, 2002
     Total               $89,082              $120,537              $323,680


Research And Development Expenses

     Research and development costs are considered a continual process and are expensed when incurred. When we can associate specific costs to a computer software product that has technological feasibility and research and development activities have been completed, we will capitalize those costs as an asset.

                                   MANAGEMENT


Officers And Directors

     The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elect our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

     As of November 29, 2004, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

Name of Director/
Executive Officer                    Age                 Position                          Period Served
-----------------                    ---                 --------                          -------------
David L. Smith                       47                  Chief Executive Officer, Chief    January 29, 1997 to Present
                                                         Financial Officer, Principal
                                                         Accounting Officer and Director

     Below are the biographies of each of our officers and directors as of November 29, 2004.

     David L. Smith, Jr. has served as our Chief Executive Officer since May 28, 1998. From 1992 through 1995, Mr. Smith was the sole owner of a company called DJ Distributors, a sole proprietorship based in Roanoke Rapids, North Carolina. This company was a direct sales organization involved in reselling vacuum cleaners. In 1995, DJ Distributors was no longer involved in direct sales. Mr. Smith used this company to start an Internet business developing websites for companies. In October of 1997, he formed Top 10 Promotions, Inc., a Virginia corporation to continue the business of DJ Distributors. Effective May 28, 1998, we acquired all the shares of Top 10 Promotions, Inc. (which became our wholly owned subsidiary) and appointed Mr. Smith our chief executive officer and director.

Involvement In Legal Proceedings

     Our executive officer and director has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

     Our executive officer and director has not been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

     Our executive officer and director is not the subject of any pending legal proceedings.

Audit Committee And Financial Expert

     We do not have an audit committee. Mr. Smith performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document. Upon the receipt of sufficient financing and the availability of working capital, we plan to increase our board of directors and pay for the services of a financial expert. Currently, the officer and sole director are the same person and, therefore, we do not believe it is necessary at this time to assemble an audit committee for the oversight of its sole officer and director.

Code Of Ethics

     We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities. Our decision not to adopt such a code of ethics results from our having a limited management team of only one officer and director operating our business.

Executive Compensation

     The following table sets forth, for the fiscal year ended October 31, 2003, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated (the "Named Executive Officers"), with respect to services rendered by such persons to Roanoke and its subsidiaries.

                                         SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                      ----------------------------------------------       ----------------------------------------------
                                                                                             SECURITIES
NAME AND PRINCIPAL                                          OTHER           RESTRICTED       UNDERLYING         OTHER
  POSITION            YEAR     SALARY        BONUS      COMPENSATION       STOCK AWARDS       OPTIONS        COMPENSATION
-------------------   ----     -------       -----      ------------       ------------       -------        ------------
David L. Smith, Jr.   2003     $185,602    270,000,000              -0-           (1)             -0-               -0-
President, CEO and
Director
                      2002     $185,602.51          -0-             -0-           (1)             -0-               -0-
                      2001     $136,500             -0-             -0-           (1)             -0-               -0-

(1) In October 2003, Mr. Smith received 270,000,000 shares for a cash amount of $1,620,000 pursuant to his amended employment agreement with us. On April 9, 2003 we issued a total of 1,313,268 shares to Mr. Smith, based upon his amended employment agreement for bonuses owed for the years ended December 31, 2000, December 31, 2001 and December 31, 2002. The shares were issued in the following manner based on one (1%) percent of the issued and outstanding shares at the end of each of years set forth above: 126,687 shares for December 31, 2000, 364,381 shares for December 31, 2001 and 822,020 shares for December 31, 2002.In fiscal 2000, Mr. Smith received 1,500,000 of our restricted common shares per his employment agreement. The shares were valued at $.60 per shares for a total of $900,000. Since the beginning of fiscal 2000, Mr. Smith has received 1,500,000 of our restricted shares pursuant to his execution of a new 3-year employment agreement with us in August 2000. Such shares received by him would normally be valued at the trading price at the time he received the shares ($0.25) in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees". However, this standard considers the discounting of stock when such stock is restricted; our stock was thinly traded and the number of shares to be traded on the market (1,500,000) would greatly devalue the stock. Therefore, the method used was as follows: Initial price of $0.25; discounted 10% in lieu of the restriction. Based on this, the value is $337,500.

Compensation Of Directors

     Our directors do not receive compensation for their services as directors but may be reimbursed for their reasonable expenses for attending board meetings.

Options

     As of November 29, 2004, we have no options outstanding.

Executive Employment Agreements:

     On August 22, 2000, we signed an amended employment agreement with our Chief Executive Officer, Mr. David L. Smith, Jr. This amended the employment agreement dated May 28, 1998. The term of the employment agreement was for 3 years ending in August 2003. The agreement is automatically renewed for additional 1-year periods with the mutual consent of Mr. Smith and us. During the renewal term, we may terminate the agreement upon 30 days prior written notice to Mr. Smith. The agreement provides for the following: (i) salary of $150,000 per annum; (ii) quarterly bonus of 30% of net income before income tax; and (iii) share bonuses annually, with the approval of the Board of Directors of up to 1% of our issued and outstanding shares determined as of the close of business on December 31, 2003. In addition, Mr. Smith received a signing bonus of 1,500,000 of our common stock. On April 22, 2001, we amended the employment agreement with Mr. Smith to extend the employment for five years, to grant him a stock bonus of 5,200,000 restricted common stock, and to allow him to receive a bonus of 1,000,000 shares per year for each year that we generate a profit during the five (5) year term of this amended employment agreement. On October 27, 2003, we amended the employment agreement with Mr. Smith to extend the employment for five years and to grant him a stock bonus of 270,000,000 restricted common shares. On May 24, 2004 we issued 1,250,000 shares of common stock to Mr. Smith, in compliance with his compensation agreement. These shares were issued in compliance with the anti-dilution clause of this agreement for a value of $6,750,000, or $0.0054 per share. The shares were accounted for at the value of the trading price close of day on that date.

                             DESCRIPTION OF PROPERTY

     We do not own any real estate. Instead we lease space for our executive offices and business operations. Our offices are located at 2720 N. Wesleyan Boulevard, Rocky Mountains, North Carolina.

     On March 1, 2004 we entered into a five-year lease for 1.6 acres of land on which our offices are located. In addition, we have an option to lease the premises for an additional five years. The one story pre-engineered steel building located on the property is 9000 square feet in size. The building has an emergency generator and we believe it contains sufficient space for our ongoing operations. Our lease payments for the space are for 5 years and call for monthly payments of $3,500 for the first year, $4,000 for the second and third years, and $4,500 for the fourth and fifth years. The lease contract also calls for us to pay for any leasehold improvements.

                                LEGAL PROCEEDINGS

     The following legal actions have been brought against Roanoke.

     Sancor Industries Ltd. v. Sun-Mar Corporation, Top-10 Promotions, Inc. and Roanoke Technology Corp.: Ontario Superior Court of Justice, Court File No. 99-CV-172600 CMA. On October 8, 2003, a judgment was granted against us for unauthorized insertion of the plaintiffs trademarks in our mega-tags.

                             PRINCIPAL STOCKHOLDERS


Security Ownership Of Certain Beneficial Owners And Management

     The table below sets forth information with respect to the beneficial ownership of our common stock as of November 29, 2004 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock;
(ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.

                                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                             Name and Address                Amount and Nature of Beneficial            Percentage
Title of Class              of Beneficial Owner                         Ownership                     of Class(1) (2)
--------------   -------------------------------------       -------------------------------          ---------------
Common           David L. Smith Jr.                                     1,539,866,228                       50.55%
                 2720 N. Wesleyan Boulevard
                 Rocky Mountain, North Carolina 27804


                                             SECURITY OWNERSHIP OF MANAGEMENT

                                Name and address                      Amount and Nature of               Percentage
Title of Class                of Beneficial Owner                     Beneficial Ownership            of Class (1)(3)
--------------   -------------------------------------       -------------------------------          ---------------
Common           David L. Smith                                         1,539,866,228                       50.55%
                 2720 N. Wesleyan Boulevard
                 Rocky Mountain, North Carolina 27804

                 All Officers and Directors as a Group                  1,539,866,228                       50.55%

(1)  Less than 1%.

(2) Applicable percentage of ownership is based on 3,046,524,239 shares of common stock outstanding as of November 29, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 29, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have no relationship with related parties or any related transactions. We did not give anything of value to, or receive anything of value from, any promoter during the fiscal years 2003 or 2002.

     RTC Hosting Corp. We provide website hosting, development, promotion and domain registration services to RTC Hosting Corp. RTC Hosting Corp is a Regulation S corporation solely owned by David Smith, our Chief Executive Officer who is also a majority shareholder of Roanoke.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     (a)  Market Information

     "Bid" and "asked" offers for the common stock are listed on the NASDAQ Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc. Our common stock began trading on the Over-the-Counter Bulletin Board on October 23, 1998, under the trading symbol, "RNKE.OB."

     The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

      YEAR 2002                                               High Bid          Low Bid
      ---------------------------------------------------     --------          -------
      Quarter Ended March 28, 2002                            $0.1900           $0.0500
      Quarter Ended June 28, 2002                             $0.1500           $0.0250
      Quarter Ended September 28, 2002                        $0.0550           $0.0170
      Quarter Ended December 31, 2002                         $0.0650           $0.0090

      YEAR 2003                                               High Bid          Low Bid
      ---------------------------------------------------     --------          -------
      Quarter Ended March 31, 2003                            $0.2500           $0.0030
      Quarter Ended June 30, 2003                             $0.0090           $0.0037
      Quarter Ended September 30, 2003                        $0.0075           $0.0032
      Quarter Ended December 31, 2003                         $0.0096           $0.0029

      YEAR 2004                                               High Bid          Low Bid
      ---------------------------------------------------     --------          -------
      Quarter Ended March 31, 2004                            $0.0160           $0.0065
      Quarter Ended June 30, 2004                             $0.0084           $0.0028
      Quarter Ended September 30, 2004                        $0.0034           $0.0013
      Quarter Ended October 1,2004 Through
        October 18, 2004                                      $0.0019           $0.0015

     (b) Holders Of Common Stock

     As of November 29, 2004, we had approximately 485 shareholders of our common stock and 3,046,524,239 shares of our common stock were issued and outstanding.

     (c) Dividends

     We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

     (d) Securities Authorized For Issuance Under Equity Compensation Plans

     None.

                            DESCRIPTION OF SECURITIES


General

     Our Articles of Incorporation authorize the issuance of 20,000,000,000 shares of common stock, $0.0001 par value per share. As of November 29, 2004, there were 3,046,524,239 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock but to date none of the shares of preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

Common Stock

     Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

     We are authorized to issue 10,000,000 shares of $0.0001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the directors in their sole discretion, at the time of issuance.

Convertible Debentures

     We have secured convertible debentures convertible into approximately 4,276,315,789 shares of our common stock. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average prices of our common stock for the 5 trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon 15 business days' notice for 120% of the amount redeemed.

Limitation Of Liability:  Indemnification

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of Roanoke. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Roanoke pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation


     Authorized And Unissued Stock

     The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Roanoke that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Roanoke' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Roanoke by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     At no time have we had any changes or disagreements with our accountants regarding any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

                                     EXPERTS

     The consolidated financial statements for the fiscal years ended October 31, 2003 and 2002, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Gately & Associates, LLC, independent auditors, as stated in their report appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the reports of Gately & Associates, LLC, given upon their authority as experts in accounting and auditing.

Transfer Agent

     The transfer agent for our common stock is Interwest Transfer Co., Inc. Their address is 1981 East 4800 South Murray Holladay Rd, STE 100, Salt Lake City, UT 84117 and their telephone number is 801-272-9294.

                                  LEGAL MATTERS

     Kirkpatrick & Lockhart, LLP, Miami, Florida will pass on the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to E/S Corporation and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Roanoke with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Roanoke which filed electronically with the SEC at the following Internet address:
(http:www.sec.gov).


                                            FINANCIAL STATEMENTS


                                              TABLE OF CONTENTS

                                                                                                                       PAGE
FINANCIAL STATEMENTS AS OF JULY 31, 2004 (UNAUDITED)

Consolidated Balance Sheet for the Quarter Ended July 31, 2004 and October 31, 2003                               F-2 - F-3

Consolidated Statement of Operations for the Nine Months Ended July 31, 2004 and 2003                                   F-4

Consolidated Statement of Operations for the Three Months Ended July 31, 2004 and 2003                                  F-5

Consolidated Statement of Stockholders' Equity as of July 31, 2004                                                      F-6

Consolidated Statement of Cash Flows for the Nine Months Ended July 31, 2004 and 2003                                   F-7

Notes to Financial Statements                                                                                    F-8 - F-15

FINANCIAL STATEMENTS FOR OCTOBER 31, 2003 AND OCTOBER 31, 2002 (AUDITED)

Independent Auditors' Report                                                                                           F-16

Consolidated Balance Sheet for the Years Ended October 31, 2003 and 2002                                        F-17 - F-18

Consolidated Statement of Operations for the Years Ended October 31, 2003 and 2002                                     F-19

Consolidated Statement of Stockholders' Equity for the Years Ended October 31, 2003                                    F-20

Statement of Cash Flows for the Years Ended December 31, 2003 and 2002                                                 F-21

Notes to Financial Statements                                                                                   F-22 - F-30




                                                ROANOKE TECHNOLOGY CORPORATION
                                                        BALANCE SHEET
                                          As of July 31, 2004 and October 31, 2003

                                                           ASSETS

                                                                                                 July 31,        October 31
                                                                                                   2004             2003
                                                                                               -----------       ----------
CURRENT ASSETS
  Cash                                                                                         $   102,841       $   18,306
  Accounts receivable                                                                               39,933                -
                                                                                               -----------       ----------

    Total Current Assets                                                                           142,774           18,306
                                                                                               -----------       ----------

                                                    PROPERTY AND EQUIPMENT

  Equipment and leasehold improvements                                                             652,616          599,213
  Less: accumulated depreciation                                                                 (316,812)        (279,096)
                                                                                               -----------       ----------

    Total Property and Equipment                                                                   335,804          320,117
                                                                                               -----------       ----------

OTHER ASSETS

  Loan to officer                                                                                   62,397                -
  Deposits                                                                                           8,150            5,250
                                                                                               -----------       ----------

    Total Other Assets                                                                              70,547            5,250
                                                                                               -----------       ----------

    TOTAL ASSETS                                                                               $   549,125       $  343,673
                                                                                               ===========       ==========




                            The accompanying footnotes are an integral part of these financial statements.


                                                                     F-2





                                                ROANOKE TECHNOLOGY CORPORATION
                                                        BALANCE SHEET
                                           As of July 31, 2004 and October 31, 2003

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                July 31,        October 31,
CURRENT LIABILITIES                                                                               2004             2003
  Accounts payable and accrued expenses                                                       $    142,599     $    322,411
    payroll tax and penalty payable                                                                832,423          782,693
  Employee loan                                                                                          -            5,090
  Loan from officer                                                                                500,000                -
  Current maturity of long-term debt                                                               117,967          164,421
                                                                                              ------------     ------------

    Total Current Liabilities                                                                    1,592,989        1,274,615
                                                                                              ------------     ------------

LONG TERM LIABILITIES

  Long term debt                                                                                   249,725          270,807
  Less current portion of long term debt                                                         (117,967)        (164,421)
  Debenture bond principal                                                                         393,003          393,003
                                                                                              ------------     ------------

Total Long Term Liabilities                                                                        524,761          499,389
                                                                                              ------------     ------------

TOTAL LIABILITIES                                                                                2,117,750        1,774,004
                                                                                              ------------     ------------

STOCKHOLDERS' EQUITY

  Preferred Stock, $.0001 par value
    Authorised:10,000,000
    Issued and Outstanding: None                                                                         -                -

  Common Stock, $.0001 par value
    Authorized: 5,000,000,000
    Issued: 2,544,151,286 and 494,151,286, respectively                                            254,415           49,415
  Additional paid in capital                                                                    19,740,939        8,635,939
    Allowance for prepaid services
    in the form of stock                                                                        (1,540,000)                -
    Retained earnings (loss)                                                                   (20,023,979)     (10,115,685)
                                                                                              ------------     ------------

Total Stockholders' Equity                                                                      (1,568,625)      (1,430,331)
                                                                                              ------------     ------------

TOTAL LIABILITIES AND EQUITY                                                                  $    549,125     $    343,673
                                                                                              ============     ============





                              The accompanying footnotes are an integral part of these financial statements.


                                                                       F-3


                                                ROANOKE TECHNOLOGY CORPORATION
                                                  STATEMENTS OF OPERATIONS
                                      For the nine months ending July 31, 2004 and 2003

                                                                       July 31,                            July 31,
                                                                         2004                                2003
                                                                  ---------------                     ---------------

REVENUE                                                           $       609,737                     $     1,041,581
                                                                  ---------------                     ---------------

COST OF SERVICES                                                          474,334                             711,982
                                                                  ---------------                     ---------------

GROSS PROFIT OR (LOSS)                                                    135,403                             329,599
                                                                  ---------------                     ---------------

EXPENSES

  General and administrative                                            9,982,042                             631,944
  Research and development                                                 89,082                             120,537
                                                                  ---------------                     ---------------

TOTAL EXPENSE                                                          10,071,124                             752,481
                                                                  ---------------                     ---------------

OPERATING INCOME                                                       (9,935,721)                           (422,882)
                                                                  ---------------                     ---------------

OTHER INCOME (EXPENSE)

  Other income - gain from litigation                                     110,590                                  --
  Interest income (expense) - net                                         (83,163)                            (46,883)
                                                                  ---------------                     ---------------

TOTAL OTHER INCOME (EXPENSE)                                               27,427                             (46,883)
                                                                  ---------------                     ---------------

NET INCOME (LOSS)                                                 $    (9,908,294)                    $      (469,765)
                                                                  ===============                     ===============


  Earnings (loss) per share, basic and diluted                    $         (0.01)                    $         (0.00)
                                                                  ---------------                     ---------------

  Weighted average number of common shares                          1,723,317,952                         113,809,057
                                                                  ---------------                     ---------------


                           The accompanying footnotes are an integral part of these financial statements.


                                                                   F-4


                                       ROANOKE TECHNOLOGY CORPORATION
                                          STATEMENTS OF OPERATIONS
                             For the three months ending July 31, 2004 and 2003

                                                          July 31,                        July 31,
                                                            2004                            2003
                                                       -----------                     -----------
REVENUE                                                $   188,007                     $   344,011

COST OF SERVICES                                           200,625                         217,301
                                                       -----------                     -----------

GROSS PROFIT OR (LOSS)                                     (12,618)                        126,710
                                                       -----------                     -----------

EXPENSES

General and administrative                               7,858,226                         137,796
Research and development                                    22,136                          14,540
                                                       -----------                     -----------

TOTAL EXPENSE                                            7,880,362                         152,336
                                                       -----------                     -----------

OPERATING INCOME                                        (7,892,980)                        (25,626)
                                                       -----------                     -----------

OTHER INCOME (EXPENSE)

Other income - gain from litigation                        106,590                              --
Interest income (expense) - net                            (27,257)                         (8,456)
                                                       -----------                     -----------

TOTAL OTHER INCOME (EXPENSE)                                79,333                          (8,456)
                                                       -----------                     -----------

NET INCOME (LOSS)                                      $(7,813,647)                    $   (34,082)
                                                       ===========                     ===========


               The accompanying footnotes are an integral part of these financial statements.

                                                        F-5



                                       ROANOKE TECHNOLOGY CORPORATION
                                     STATEMENTS OF STOCKHOLDERS' EQUITY
                                             As of July 31, 2004

                                                                                     Allow
                                                                     Additional       For         Retained
                                              Common         Par       Paid In       Stock        Earnings        Total
                                               Stock        Value      Capital       Comp.        (Deficit)       Equity
                                           -------------   --------  -----------  -----------   ------------   -----------
Balance, December 31, 2002                    59,059,057    $ 5,906  $ 6,307,696  $  (153,429)  $ (7,486,906)  $ (1,326,733)

Stock issued in debenture                     85,501,001      8,550      302,890                                    311,440
  bond conversion

Stock issued for services                     78,000,000      7,800      425,200                                    433,000

Stock issued for officer
  compensation and bonus                     271,591,228     27,159    1,600,153                                  1,627,312

Allowance for deferred
  stock compensation on
  contract services                                                      153,429      153,429

Net income (loss)                                                                  (2,628,779)    (2,628,779)
                                           -------------   --------  -----------  -----------   ------------   -----------

Balance, December 31, 2003                   494,151,286     49,415    8,635,939            -    (10,115,685)    (1,430,331)

Stock issued for contract
  services on Nov. 7, 2003
  for a value of $.0051/share                100,000,000     10,000      500,000                     510,000

Stock issued for contract
  services on Nov. 19, 2003
  for a value of $.0055/share                300,000,000     30,000    1,620,000                   1,650,000

Stock issued for contract
  services on Dec. 30, 2003
  for a value of $.006/share                 400,000,000     40,000    2,360,000                   2,400,000

Allowance for deferred
  stock compensation on
  contract services                                                  (1,540,000)                  (1,540,000)

Stock issued for officer
  compensation and bonus
  on May 24, 2004 at $.0054
  per share                                1,250,000,000    125,000    6,625,000                   6,750,000

Net income (loss)                                                                                 (9,908,294)    (9,908,294)
                                           -------------   --------  -----------  -----------   ------------   -----------

Balance, July 31, 2004                     2,544,151,286   $254,415  $19,740,939  $(1,540,000)  $(20,023,979)  $ (1,568,625)
                                           =============   ========  ===========  ===========   ============   ===========


                            The accompanying footnotes are an integral part of these financial statements.

                                                                    F-6



                                           ROANOKE TECHNOLOGY CORPORATION
                                              STATEMENTS OF CASH FLOWS
                                 For the nine months ending July 31, 2004 and 2003

                                                                                                 July 31,         July, 31
CASH FLOWS FROM OPERATING ACTIVITIES                                                              2004              2003
                                                                                             -------------      -----------
Net income (loss)                                                                            $  (9,908,294)     $  (469,765)
                                                                                             -------------      -----------

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Depreciation                                                                                      37,716           49,820
  Compensation in the form of stock                                                              9,770,000          256,571
  (Increase) Decrease in accounts receivable                                                      (39,933)            7,024
  (Increase) Decrease in employee advance                                                                -            2,030
  (Increase) Decrease in prepaid expense                                                                 -           13,289
  (Increase) Decrease in deposits                                                                  (2,900)                -
  Increase (Decrease) in payables and accrued expenses                                           (179,812)           50,225
  Increase (Decrease) in employee loan                                                             (5,090)                -
  Increase (Decrease) in credit card payable                                                             -          (9,784)
                                                                                             -------------      -----------

    Total adjustments to net income                                                              9,579,981          369,175
                                                                                             -------------      -----------

  Net cash provided by (used in) operating activities                                             (328,313)        (100,590)
                                                                                             -------------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Cash paid for equipment                                                                          (53,403)               -
                                                                                             -------------      -----------

  Net cash flows provided by (used in) investing activities                                        (53,403)               -
                                                                                             -------------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Increase (Decrease) in loan from officer                                                         466,251                -
  Proceeds from debenture bond                                                                           -           88,000
                                                                                             -------------      -----------

  Net cash provided by (used in) financing activities                                              466,251           88,000
                                                                                             -------------      -----------

CASH RECONCILIATION

  Net increase (decrease) in cash                                                                   84,535          (12,590)
  Cash - beginning balance                                                                          18,306           18,587
                                                                                             -------------      -----------

ENDING CASH BALANCE                                                                          $     102,841      $     5,997
                                                                                             =============      ===========


                           The accompanying footnotes are an integral part of these financial statements.

                                                                    F-7

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY

                        NOTES TO THE FINANCIAL STATEMENTS

Note 1.  Summary of significant accounting policies:

Industry - Roanoke Technology Corporation (the "Company") was incorporated
--------
December 11, 1997 as Suffield Technologies Corp., its original name, under the laws of the State of Florida. The Company is headquartered in Rocky Mount, North Carolina and does business as Top-10 Promotions, Inc. The Company is engaged in the design, development, production, and marketing of technology to provide enhanced internet marketing capabilities.

Revenue Recognition and Service Warranty - Revenues resulting from technology
----------------------------------------
consulting services are recognized as such services are performed and paid. A deferred revenue account had been established in the financial statements during 1999 to account for revenue and costs of revenue to be recognized in the income statement at the end of the service agreement period. During February of 2000 the service agreement was changed thus not requiring a deferred revenue account. Services are most often paid for in advance of the service being performed. The services performed are completed by software programs leaving the time when a service is paid for and the time the service is performed immaterial. The Company has no extended maintenance contracts and warrants its consulting services to meet the consulting service contract guarantee. No provision for estimated future costs relating to warranties have been made as these costs have been historically immaterial.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on
-------------------------
deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting- The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles. All costs associated with software development and advancement are expensed as a cost of sales through an ongoing research and development program.

Property and Equipment - Property and equipment are recorded at cost.
----------------------
Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets as follows:

         Machinery and equipment            2 to 10 years
         Furniture and fixtures             5 t0 10 years

Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.

Long-lived Assets - Long lived assets, including property and equipment and
-----------------
certain intangible assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Intangibles - Intangibles principally include core technology in the form of
-----------
software programs and are amortized over their estimated lives of primarily 3 to 5 years, existing Organization costs are being amortized by the straight-line method over 5 years.

Research and Development - Research and development costs incurred in the
------------------------
discovery of new knowledge and the resulting translation of this new knowledge into plans and designs for new services, prior to the attainment of the related products' technological feasibility, are recorded as expenses in the period incurred.

Income Taxes - The Company utilizes the asset and liability method to measure
------------
and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments - The Company's financial instruments
-----------------------------------
include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share - Basic earnings per share ("EPS") is computed by dividing
------------------
earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

Concentrations of Risk - Financial instruments which potentially expose the
----------------------
Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions.

No customer represented 10 % or more of the Company's total sales as of the current reporting period.

The Company has a concentration of revenue dependency on a limited number of services.

Stock-Based Compensation - In accordance with the recommendations in SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), the Company's management has considered adopting this optional standard for disclosure purposes, along with Accounting Principles Board opinion no. 25. The Company may consider using full implementation of SFAS No. 123 at a future date.

Note 2.  Going Concern Uncertainties:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and may require additional capital to continue as a going concern as the Company develops its new markets. Management believes the Company will continue as a going concern in its current market and is actively marketing its services which would enable the Company to meet its obligations and provide additional funds for continued new service development. In addition, management is currently negotiating several additional contracts for its services. Management is also embarking on other strategic initiatives to expand its business opportunities. However, there can be no assurance these activities will be successful. There is also uncertainty with regard to managements projected revenue being in excess of its operating expenditures for the fiscal year ending October 31, 2004.

Items of uncertainty include the Company's liabilities with regard to its payroll tax liability in excess of $700,000 and its Small Business Administration loan with a principal balance of $270,807 plus accrued interest. The Company is currently in default of these liabilities and is in negotiations regarding resolution of these matters. The outcome of these negotiations is uncertain as of October 31, 2003. If the Company is not successful in these negotiations or payment, there is substantial doubt as to the ability of the Company to continue as a going concern.

On December 25, 2003 the Company negotiated an installment agreement with the Internal Revenue Service with regard to its payroll tax liability. The agreement calls for payments of $5,000 per month for 48 months with a balloon payment for the balance owed at the end of that period. The Company's President, Dave Smith, signed for personal liability of the Trust Fund portion in the amount of $321,840 plus penalties and interest should the Company default on these payments. Should the Company default on these payments and any other current tax compliance, the Company's property can be taken to satisfy the liability.

During the year ended October 31, 2003, the Company remained current with its monthly payment for its Small Business Administration loan. Of the $270,807 balance owed, the Company has a past due balance of $131,150. The lender holds the Company's furniture and equipment as collateral for this loan.

Note 3.  Accounts Receivable and Customer Deposits:

Accounts receivable historically have been immaterial as the Company's policy is to have the internet services provided paid for in advance. As of the balance sheet date there were no deposits paid in advance.

Note 4.  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 5.  Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues are recognized when services are performed and expenses realized when obligations are incurred.

Note 6.  Accounts payable and accrued expenses:

Accounts payable and accrued expenses consist of trade payables, accrued interest, accrued payroll and payroll taxes created from normal operations of the business.

Note 7.  Long-term debt:

Long - term debt consists of:

On November 7, 2000, the Company entered into a loan agreement with First International Bank, Hartford, CT. The U.S. Small Business Administration is the guarantor on this loan in the amount of $290,000. The initial interest rate, a variable rate, was 11.50% per year and has since been renegotiated with Aurora Loan Services, Inc. to 8.50%. The note was originated with a term of seven years with a late fee of up to four percent of the unpaid portion of the regularly scheduled payment. The President of the Company maintains a life insurance policy as required by the loan agreement and has used personal as well as Company assets as collateral. The Company is currently in 22 months in default on the note and is currently renegotiating terms in order to prevent foreclosure of the note payable. The Company has been maintaining the current monthly amount as well as additional $5,000 per month to pay past due amounts owed to the SBA and Aurora Loan Services, Inc.

Aggregate maturities of long - term debt over the next five years are as follows:

For the year ended October 31, 2003

YEAR                    AMOUNT

2004                   164,421

2005                    36,222

2006                    36,424

2007                    42,909

2008                    46,701

Note 8.  Operating Lease Agreements:

In January of 2004, the Company paid $10,000 to buy out its lease contract and move to a less expensive building in Rocky Mount, NC. The new lease is for 5 years and calls for monthly payments of $3,500 for the first year, $4,000 for the second and third years, and $4,500 for the fourth and fifth years. The lease contract also calls for the Company to pay for any leasehold improvements.

The Company also leases its phone systems, internet lines and various equipment. The lease terms are month to month leases and others are longer term that are upgradable. For this reason, the Company considers all of these types of lease arrangements as operating. Currently the lease costs are at $54,000 for line services and $23,000 for equipment rental per year and shown as part of cost of sales.

Note 9.  Stockholders' Equity:

Preferred Stock

The Company has been authorized 10,000,000 shares of preferred stock at $.0001 par value. None of these shares have been issued and the limitations, rights, and preferences were yet to be determined by the Board of Directors.

Common Stock

The Company has been authorized 5,000,000,000 shares of common stock at $.0001 par value. The Company amended its articles of incorporation effective October 31, 2003 for this number of shares authorized. The Company had originally authorized 150,000,000 common shares at its inception.

On May 24, 2004 the Company issued 1,250,000,000 shares of common stock to the Company's President in compliance with the President's compensation agreement. These shares were issued in compliance with the anti-dilution clause of this agreement for a value of $6,750,000, or $0.0054 per share. The shares were accounted for at the value of the trading price close of day on that date.

On November 7, 2003 the Company entered into a consulting Agreement with Barry Clark. As compensation, the Company Issued 100,000,000 common shares for a value of $510,000, or $.0051 per share. The term of the agreement is one year and the compensation for this agreement will be ratably charged to expense over the term through an allowance account set up in the stockholders' equity section of the financial statements. During the term of the this agreement, consultant shall provide advice with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, and other consulting services.

On November 19, 2003 the Company entered into a consulting agreement with Tom Bojadzijev. As compensation, the Company issued 300,000,000 common shares for a value of $1,650,000, or $.0055 per share. Also, on December 30, 2003 the Company entered into an additional consulting agreement and issued 400,000,000 common shares for a value of $2,400,000, or $.006 per share. The terms of these agreements is one year from the date of inception and the compensation for these agreements will be ratably charged to expense over the term through an allowance account set up in the stockholders' equity section of the financial statements. During the term of these Agreements, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition.

During the fiscal year end October 31, 2003, the Company converted debenture bond principal and interest into 85,501,001 common shares for a value of $311,440.

On October 27, 2003 the Company issued 270,000,000 restricted common shares to David Smith, President, in compliance with his employment agreement for a value of $1,620,000, or $.006 per share. The shares represent a bonus for services rendered and consideration for extension on his employment agreement as amended on October 27, 2003.

On September 18, 2003 the Company issued 277,960 restricted common shares to David Smith, President, in compliance with his employment agreement for a value of $1,140, or .0041 per share. The employment agreement bonus term is 5 years from the date the agreement was amended, October 27, 2003.

On April 8, 2003 the Company issued 1,313,268 restricted common shares to David Smith, President, in compliance with his employment agreement for a value of $6,172, or .0047 per share. The shares represent a retroactive and continuing bonus whereby the amended employment agreement calls for a stock bonus of 1% of the outstanding common shares of the Company determined each year on December
31. The employment agreement bonus term is 5 years from the date the agreement was amended, October 27, 2003.

On February 15, 2003 the Company entered into a consulting agreement with Byron Rambo to have assistance with the negotiations with the Internal Revenue Service regarding its past due payroll tax liability. As compensation, the Company issued 1,000,000 shares of common stock for a value of $12,000 or $0.012 per share, the trading value of the stock the day the agreement was entered into.

During the year, 2003, the Company entered into consulting agreements with Barry Clark to provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs, and condition. The following lists the compensation in the form of common stock provided by the agreements: on January 29, 2003 7,000,000 shares for $98,000 or $0.014 per share, on March 31, 2003 14,000,000 shares for $64,000 or $0.0046, on June 12, 2003 14,000,000 shares for $77,000 or $0.0055 per share, on September 9, 2003 14,000,000 shares for $70,000 or $0.005 per share and on October 3, 2003 28,000,000 shares for $112,000 or $0.004 per share. All shares were valued at the trading value of common shares on the dates that the agreements were entered into. During the fiscal year end October 31, 2002, the Company converted debenture bond principal and interest into 4,321,460 common shares for a value of $47,172.

On October 28, 2002 the Company entered into consulting agreements with Nicole Leigh Van Coller, John A. Palmer, Jeremy Leigh Van Coller, Christopher Ebersole and Mary Gimmelli for financial consulting services over a six month term. As compensation, the Company issued 12,000,000 shares of common stock for a value of $156,000. The shares were registered on Form S-8 with the U.S. Securities and Exchange Commission.

On January 7, 2002 the Company entered into a settlement agreement regarding litigation. The Company agreed to issue 100,000 shares of common stock for a value of $17,000.

On February 15, 2002 the Company entered into a consulting agreement for services regarding tax representation with Byron Rambo. The Company issued 700,000 shares of common stock for a value of $31,920. The shares were registered on Form S-8 with the U.S. Securities and Exchange commission.

On February 22, 2002 the Company entered into a settlement agreement regarding litigation. The Company agreed to issue 2,000,000 shares of common stock for a value of $140,000 and a payment in cash of $20,000. The shares will be issued in amounts of 500,000 each six months until expired. The Company also issued stock options for the purchase of 2,000,000 shares of common stock in the amount of $.04 per share with an expiration date of 20 years from the date of the agreement.

On April 4, 2002 the Company entered into a consulting agreement with Nicole Leigh Van Coller for financial consulting services. As compensation, the Company issued 1,000,000 shares of common stock for a value of $120,000. The shares were registered on Form S-8 with the U.S. Securities and Exchange commission.

On August 14, 2001, the Company received proceeds of a loan from the Company's President in the amount of $20,000 with a provision of conversion of the loan to 20,000,000 shares of restricted common stock after a 15 day period if not re-payed. The loan was converted by the Company as called for in the agreement for a value of $20,000.

On August 27, 2001, the Company issued 2,500,000 shares of common stock as compensation for a one year consulting contract valued at $52,500. The compensation is amortized to expense over the contract term from an allowance account as can be reviewed in the statement of equity.

During the quarter ended July 31, 2001, the Company filed S-8 stock registrations for consulting services for a value of $364,534 and the issuance of 3,519,000 common shares. Of these shares, 2,000,000 common shares per the agreement call for the purchase of these shares at a value of a 40% discount on the bid price when purchased. The discount has been accounted for as an expense for consulting services. The term of services per the registrations range from five months to a year from the contract agreement date. The stock has been accounted for as issued and an allowance account has been set against this stock account to amortize the costs over the term as an expense over the service term as can be reviewed in the statement of equity.

On April 12, 2001, the Company issued 5,200,000 shares of common stock to the president of the Company valued at market price in the amount of $812,240. These shares were issued in accordance with the compensation agreement.

On March 15, 2001, the Company elected a 7 for 1 reverse stock split. The statements of operations have been adjusted to reflect this split with the earnings per share calculation.

During the quarter ended January 31, 2001, The Company filed an SB-2 filing with the U.S. Securities and Exchange Commission. The filing called for 2,000,000 common shares to be offered at a price of $.05 per share. 1,000,000 common shares have been sold for cash and 1,000,000 (142,857 after the 7 for 1 reverse stock split) shares were issued for services.

During the period ending October 1998, the Board of Directors issued 1,525,000 shares of restricted common stock to The Company's officers, and legal counsel in exchange for services, and issued 500,000 shares of restricted common stock in the acquisition of Top-10 Promotions, Inc.

In addition to the restricted shares issued, The Company sold common stock through two separate private offerings during the period. In the initial offering 800,000 shares were sold each at a price of $0.025. In the second offering 1,000,000 shares were sold each at a price of $0.05.

On October 15, 1998, the majority shareholders of The Company undertook a Regulation - D, Rule 504, offering whereby it sold 2,000,000 shares of common stock, $.0001 par value per share or an aggregate of $200,000. In addition, each investor in the offering received an option to purchase, for a twelve month period commencing on the date of this offering, an additional one share of The Company at $1.00 per share for each eight (8) shares purchased in the original offering (or $250,000). In addition, each investor received an option to purchase for an eighteen month period commencing on the date of this offering an additional one (1) share of The Company for each 8.88 shares previously purchased at $2.00 per share or an aggregate of 225,000 shares (or $450,000).

The Company also approved of the investment by Arthur Harrison & Associates in the offering provided that such investment in The Company was in lieu of monies owed to Arthur Harrison & Associates by The Company for two (2) promissory notes dated September 22, 1998 and October 10, 1998. Further more, Arthur Harrison & Associates agreed to waive its rights to any interest on promissory notes.

Note 10.  Acquisitions:

On March 30, 1999 The Company acquired assets of Offshore Software Development Ltd. ("Offshore") in an exchange of assets for 999,111 shares of The Company issued to the shareholders of that company. The Company's management has valued the transaction at $630,000.

The assets included were comprised of four computers valued at $8,000 and two software programs valued at $622,000. The value of these assets was determined on the basis of the management's estimation.

An unusual impairment loss of $257,075 was recorded in October of 1999 to reflect an impairment of the intangible assets resulting from the acquired "Offshore" assets on March 30, 1999. The impairment resulted from the Company's revised forecast of the cash inflows expected from intangible assets. Amortization expenses will drop by $8,583 per month.

Effective May 29, 1998, The Company acquired all the outstanding common stock of Top-10 Promotions, Inc., consisting of 100 shares, effective. These shares were redeemed and canceled. The 100 shares of Top-10 Promotions, Inc. were acquired in exchange for 500,000 "restricted" shares of The Company's common stock issued to David Smith, the sole shareholder of Top-10 Promotions, Inc. This transaction has been accounted for using the purchase method of accounting. The value of the share exchanged by both parties was determined to be $19,500, including a value of $(114) attributed to the fair value of assets and liabilities, and $19,614 of goodwill attributed to the method of doing business and the internally developed software.

Simultaneous with the acquisition, The Company purchased all of the remaining authorized shares of Top-10 Promotions, Inc. for $50,000 payable at closing and $17,500 per month payable over an eleven month period as other consideration. The Company borrowed funds for this transaction and later, upon agreement with the lender, converted a portion of the amount due as capital contributed to The Company.

Also, the former owner of Top-10 Promotions, Inc. was given the right to borrow up to 25% of retained earnings of Roanoke Technology Corporation in fiscal year 1998 or the first two quarters of fiscal 1999. Such borrowings shall be secured by his restricted stock received in the acquisition at a 75% discount value to market. Repayment shall be for a two- year period at a 5% annual interest rate. The Company also entered into an employment contract with the former owner of Top-10 Promotions.

Note 11.  Employment Contract and Incentive Commitments:

The Company has entered into a five year employment contract with the former owner of Top-10 Promotions as amended on August 22, 2000, April 12, 2001 and October 27, 2003.

As amended on October 27, 2003, the contract provides for a salary of $150,000; a stock bonus of 270,000,000 restricted common shares; a stock bonus of 1,000,000 common shares per year for each year that the Company generates a profit during the five year term; quarterly bonus of 30% of the net income before income tax of The Company; receive up to one 1% of the issued and outstanding shares of the Company which amount will be determined as of December 31st of each year; an anti dilution clause that the employee shall be issued additional shares to ensure that he retains at least 51% of the issued and outstanding shares of the Company; standard non-competition clause during this term and for a period of 2 years after; automatic renewal of the employment agreement for additional one year terms (provided he is not in default under the employment agreement) after the 5 year term of the contract from October 27, 2003.

On November 1, 1998 The Company's management approved the issuance of 750,000 shares of restricted common shares of The Company to the former owner of Top-10 Promotions for attaining gross revenues in excess $200,000.00 or more in sales for the first three month period of 1999. The shares have been issued at a market value of $1,181,250. An additional 1,500,000 shares of restricted were issued in accordance with the revised employment agreement during the year ended October 31, 2000 for a value of $900,000.

Note 12.  Deferred Tax Assets and Liabilities:

The Company accrues payroll and income taxes. The Company, currently a C-Corporation, accounts for income taxes in accordance with Statements on Financial Accounting Standards 109. As of October 31, 2003, The Company had a deferred tax asset in the amount of approximately $1,697,674 that is derived from a net operating tax loss carryforward of $8,488,373. A portion of this carryforward is associated with stock compensation to officers and is deductible for tax purposes when the stock is sold by the officers. The deferred tax assets will expire during the years ending October 31, 2013 through 2023 if not used to offset taxable income. There is uncertainty about whether the Company will be in a position of using these tax assets therefore an allowance has been set up to offset these assets.

Note 13.  Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company paid interest in the amount of $12,100 during the fiscal year ended October 31, 2003. The Company had no income tax payments due and did not pay any income tax amounts during the period.

Note 14.  Litigation, claims and assessments:

There are various lawsuits and claims pending against The Company. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse affect on The Company's results of operations, financial position or liquidity.

On October 15, 2003 a default judgment against the Company was entered in favor for the plaintiff, Gordon & Rees, LLP, in the amount of $106,720 plus attorney fees of $26,680. The suit was over legal fees incurred by the Company and the fees are included in the Company's accounts payable balance. The fees were incurred during the year ended October 31, 2002. On May 27, 2004 the Company entered into a settlement agreement whereby the Company would pay $19,000 by June 11, 2004 to allow a dismissal of the lawsuit.

On February 20, 2003 a complaint, Sprint Communications Company Limited Partnership vs. Roanoke Technology Corp., was filed in the State of North Carolina, County of Halifax Superior Court Division. The complaint asserts that The Company is indebted to the plaintiff for a total of $179,150.16 and costs of the action brought forward. The Company has filed a counter-claim in response to this action. Representation for The Company has not determined the likeliness that the plaintiff will be successful with the complaint. The management of The Company asserts that the complaint will not have a material adverse affect on The Company's results of operations, financial position or liquidity.

Note 15.  Condensed consolidating financial statements:

RTCHosting Corp (RTCH) is a wholly owned subsidiary of The Company. RTCH was incorporated on June 12, 2000 in the state of North Carolina. RTCH has 1,000 common shares authorized with no par value and 100 common shares outstanding.

The Company has determined that separate financial statements and other disclosures concerning RTCH are not material to investors. RTCH was formed to hold the copyrights of an on line procurement system being developed by The Company. The Company has expensed all research and development costs. The only costs incurred by RTCH has been its incorporation and start-up costs which have been expensed in the amount of $3,050. RTCH currently has no material values of assets, liabilities or equity.

RFQHosting Corp (RFQ) is a 35% owned joint venture in Roanoke Online, LLC. The Company and Roanoke Energy Resources, Inc., a subsidiary of Roanoke Electric Cooperative, entered into a joint venture whereby the Company, through RFQ, receives 35% of the gross revenues of Roanoke Online, LLC, a business to business online procurement service. The Company is responsible for providing software maintenance and support personnel. Roanoke Energy Resources, Inc. is responsible for the day to day management and marketing of RFQ.

                           Independent Auditors Report

To the Board of Directors and Stockholders
Roanoke Technology Corporation
Roanoke Rapids, North Carolina

     We have audited the accompanying balance sheet of Roanoke Technology Corporation, as of October 31, 2003 and 2002, and the related statements of operations, capital surplus and cash flows for the twelve months then ended October 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roanoke Technology Corporation, as of October 31, 2003 and 2002, and the results of its operations and its cash flows for the months then ended in conformity with generally accepted accounting principles.



/s/Gately & Associates, LLC
Gately & Associates, LLC
Certified Public Accountants
Orlando, Florida
November 25, 2003


                                       ROANOKE TECHNOLOGY CORPORATION
                                               AND SUBSIDIARY
                                               BALANCE SHEETS
                                 As of October 31, 2003 and October 31, 2002

                                                  ASSETS

                                                                                                   2003             2002
                                                                                                ----------       ----------
CURRENT ASSETS
  Cash                                                                                          $   18,306       $   18,587
  Accounts receivable                                                                                    0           10,524
  Less: allowance for doubtful accounts                                                                  0           (3,500)
  Prepaid Insurance                                                                                      0           13,289
  Employee advances                                                                                      0            2,030
                                                                                                ----------       ----------
    Total Current Assets                                                                            18,306           40,930
                                                                                                ----------       ----------

PROPERTY AND EQUIPMENT
  Equipment and leasehold improvements                                                             599,213          552,628
  Less: accumulated depreciation                                                                  (279,096)        (198,033)
                                                                                                ----------       ----------
    Total Property and Equipment                                                                   320,117          354,595
                                                                                                ----------       ----------

OTHER ASSETS
  Deposits                                                                                           5,250            5,250
  Officers' receivable                                                                                   0            8,500
                                                                                                ----------       ----------
    Total Other Assets                                                                               5,250           13,750
                                                                                                ----------       ----------

    TOTAL ASSETS                                                                                $  343,673       $  409,275
                                                                                                ==========       ==========





                                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                                        $   322,411       $  396,662
  Payroll tax and penalty payable                                                                  782,693          600,910
  Credit card payable                                                                                    0            9,784
  Employee loan                                                                                      5,090                0
  Current maturity of long-term debt                                                               164,421           69,993
                                                                                               -----------       ----------
    Total current liabilities                                                                    1,274,615        1,077,349
                                                                                               -----------       ----------

LONG TERM LIABILITIES
  Long term debt                                                                                   270,807          290,652
  Debenture bond principal                                                                         393,003          438,000
  Less: current portion                                                                          (164,421)          (69,993)
                                                                                               -----------       ----------
    Total long term liabilities                                                                    499,389          658,659
                                                                                               -----------       ----------

    TOTAL LIABILITIES                                                                            1,774,004        1,736,008
                                                                                               -----------       ----------

STOCKHOLDERS' EQUITY
  Common stock - $.0001 par value; 5,000,000,000 shares authorized; 222,560,058 and
    59,059,057 issued and outstanding, respectively                                                 22,256            5,906
  Additional paid-in capital                                                                     7,035,786        6,307,696
  Allowance for long-term Stock compensation                                                             0         (153,429)
  Retained earnings                                                                             (8,488,373)      (7,486,906)
                                                                                               -----------       ----------

    TOTAL STOCKHOLDERS' EQUITY                                                                  (1,430,331)      (1,326,733)
                                                                                               -----------       ----------

    TOTAL LIABILITIES AND EQUITY                                                               $   343,673       $  409,275
                                                                                               ===========       ==========


                                                              F-18




                                       ROANOKE TECHNOLOGY CORPORATION
                                               AND SUBSIDIARY
                                          STATEMENTS OF OPERATIONS
                            For the Twelve Months Ended October 31, 2003 and 2002

                                                                                                2003             2002
                                                                                            -------------     ------------
REVENUE
  Sales                                                                                     $   1,236,805     $  1,715,387
  Cost of sales                                                                                (1,003,158)      (1,040,707)
                                                                                            -------------     ------------

GROSS PROFIT                                                                                      233,647          674,680
                                                                                            -------------     ------------

GENERAL & ADMINISTRATIVE EXPENSES                                                              (1,024,078)      (1,831,183)
                                                                                            -------------     ------------

RESEARCH & DEVELOPMENT                                                                           (141,274)        (323,680)
                                                                                            -------------     ------------

INCOME (LOSS) FROM OPERATION                                                                   (1,165,352)      (1,480,183)
                                                                                            -------------     ------------

OTHER INCOME AND (EXPENSE)
  Interest - net                                                                                  (69,762)         (70,151)
                                                                                            -------------     ------------
    Total Other                                                                                   (69,762)         (70,151)
                                                                                            -------------     ------------

NET INCOME (LOSS)                                                                           $  (1,001,467)    $ (1,550,334)
                                                                                            =============     ============

NET EARNINGS PER SHARE
  Basic Net loss per share                                                                           (.01)            (.04)
  Fully diluted Net Loss per share                                                                     (*)            (.03)
  * Less than (.01) per share
  Basic Weighted Average Number of Common Shares Outstanding                                  131,841,489       36,697,129


                                                                 F-19



                                       ROANOKE TECHNOLOGY CORPORATION
                                      STATEMENT OF STOCKHOLDERS' EQUITY
                                           As of October 31, 2003

                                                                 ADDITIONAL
                                       COMMON STOCK                PAID
                                   SHARES         AMOUNT          CAPITAL          ALLOWANCES     DEFICIT         TOTAL
                                 -----------    -----------    -------------       ---------   ------------    ------------
Issuance for services              1,525,000    $       153    $      59,323       $       0   $          0    $     59,476
Acquisition                          500,000             50           19,450                                         19,500
First offering                       800,000             80           19,920                                         20,000
Second offering                    1,000,000            100           49,900                                         50,000
Third offering                       880,000             88           87,912                                         88,000
Stock compensation                 3,175,000            318          123,507                                        123,825
Net loss for the year                                                                              (305,545)       (305,545)
                                 -----------    -----------    -------------       ---------   ------------    ------------

Balance at October 31, 1998        7,880,000    $       789    $     360,012       $       0   $   (305,545)   $     55,256

Third offering                     1,349,572            135          354,635                                        354,770
Issuance for consulting fees         250,000             25           24,975                                         25,000
Officer compensation                 850,000             85        1,991,165                                      1,991,250
Asset acquisition                    999,111             99          629,901                                        630,000
Stock issued for services              1,500                          11,813                                         11,813
Net loss for the year                                                                            (2,686,404)     (2,686,404)

Balance at October 31,1999        11,330,183    $     1,133    $   3,372,501       $       0   $ (2,991,949)   $    381,685

Officer compensation               1,500,000            150          899,850                                        900,000
                                 -----------    -----------    -------------       ---------   ------------    ------------
Net loss for the year                                                                            (1,065,244)     (1,065,244)
                                 -----------    -----------    -------------       ---------   ------------    ------------

Balance at October 31, 2000       12,830,183    $     1,283    $   4,272,351       $       0   $ (4,057,193)   $    216,441

Stock issued for cash              5,000,000            500           49,500                                         50,000
Reverse stock split              (11,854,443)        (1,185)           1,185                                              0
Stock issued for cash              3,000,000            300          174,700                                        175,000
Officer compensation               5,200,000            520          811,720                                        812,240
Stock issued for services          4,161,857            416          455,189                                        455,605
Stock issued to retire
  short-term note payable         20,000,000          2,000           18,000                                         20,000
Allowance for deferred
  stock compensation for
  services                                                                                                         (205,199)
                                 -----------    -----------    -------------       ---------   ------------    ------------
Net loss for the year                                                                            (1,879,379)     (1,879,379)
                                 -----------    -----------    -------------       ---------   ------------    ------------

Balance at October 31, 2001       38,337,597    $     3,834    $   5,782,645       $(205,199)  $ (5,936,572)   $   (355,292)

Stock issued for services         14,300,000          1,430          321,520                                        322,950
Stock issued in debenture
  bond conversion                  4,321,460            432           46,741                                         47,173
Stock issued for Litigation
  settlement                       2,100,000            210          156,790                                        157,000
Allowance for deferred
  stock compensation                                                                                 51,770          51,770
                                 -----------    -----------    -------------       ---------   ------------    ------------
Net Loss                                                                                         (1,550,334)     (1,550,334)
                                 -----------    -----------    -------------       ---------   ------------    ------------

Balance at October 31, 2002       59,059,057          5,906        6,307,696        (153,429)    (7,486,906)     (1,326,733)

Stock issued in debenture
  bond conversion                 85,501,001          8,550          302,890                                        311,440
Stock issued for services         78,000,000          7,800          425,200                                        433,000
Allowance for deferred
  Stock compensation                                                 153,429                                        153,429
                                 -----------    -----------    -------------       ---------   ------------    ------------
Net Loss                                                                                         (1,001,467)     (1,001,467)
                                 -----------    -----------    -------------       ---------   ------------    ------------

Balance at October 31, 2003      222,560,058    $    22,256    $   7,035,786       $      (0)  $ (8,488,373)   $ (1,330,331)
                                 ===========    ===========    =============       =========   ============    ============




                                       ROANOKE TECHNOLOGY CORPORATION
                                               AND SUBSIDIARY
                                          STATEMENTS OF CASH FLOWS
                           For the Twelve Months ending October 31, 2003 and 2002

                                                                                                2003             2002
                                                                                             -------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                          $  (1,001,467)    $ (1,550,334)
  Adjustments to reconcile net income to net cash provided by  (used in) operating activities:
    Depreciation and amortization                                                                   64,456          117,508
    Compensation in the form of stock                                                              586,429          531,720
    (Increase) decrease in accounts receivable                                                       7,024           27,574
    (Increase) decrease in employee advance & receivable                                            10,530            3,464
    (Increase) decrease in officers' receivable                                                          0           67,868
    (Increase) decrease in prepaid expense                                                          13,289         (13,289)
    (Increase) decrease in deposits                                                                      0           14,600
    Increase (decrease) in payables & accrued expenses                                              59,842          295,487
    Increase (decrease) in credit card payable                                                     (9,784)          (7,804)
    Increase (decrease) in accrued interest                                                         69,776           65,666
    Increase (decrease) in employee loan                                                             5,090                0
                                                                                             -------------     ------------
      Total adjustments to net income                                                              806,652        1,102,794
                                                                                             -------------     ------------

      Net cash flows from operations                                                              (198,815)        (447,540)
                                                                                             -------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures on equipment                                                                (39,493)         (35,408)
                                                                                             -------------     ------------
      Net cash flows from investing                                                                      0          (35,408)
                                                                                             -------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from debenture bond                                                                     238,027          501,500
  Payments of principal on note payable                                                                  0                0
                                                                                             -------------     ------------
      Net cash flows from financing                                                                238,027          501,500
                                                                                             -------------     ------------

CASH RECONCILIATION
  Net increase (decrease) in cash                                                                     (281)          18,552
                                                                                             -------------     ------------
  Cash at beginning of year                                                                         18,587               35
                                                                                             -------------     ------------

CASH BALANCE AT OCTOBER 31, 2003 AND 2002                                                    $      18,306     $     18,587
                                                                                             =============     ============

                                                                      F-21


                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry - Roanoke Technology Corporation (The Company) was incorporated December 11, 1997 as Suffield Technologies Corp., its original name, under the laws of the State of Florida. The Company is headquartered in Rocky Mount, North Carolina and does business as Top-10 Promotions, Inc. The Company is engaged in the design, development, production, and marketing of technology to provide enhanced internet marketing capabilities.

Revenue Recognition and Service Warranty - Revenues resulting from technology consulting services are recognized as such services are performed and paid. A deferred revenue account had been established in the financial statements during 1999 to account for revenue and costs of revenue to be recognized in the income statement at the end of the service agreement period. During February of 2000 the service agreement was changed thus not requiring a deferred revenue account. Services are most often paid for in advance of the service being performed. The services performed are completed by software programs leaving the time when a service is paid for and the time the service is performed immaterial. The Company has no extended maintenance contracts and warrants its consulting services to meet the consulting service contract guarantee. No provision for estimated future costs relating warranties have been made as these costs have been historically immaterial.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting- The Company's financial statements are prepared in accordance with generally accepted accounting principles. All costs associated with software development and advancement are expensed as a cost of sales through an ongoing research and development program.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets as follows:

                 Machinery and equipment            2 to 10 years
                 Furniture and fixtures             5 t0 10 years

Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.

Long-lived Assets - Long lived assets, including property and equipment and certain intangible assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Intangibles - Intangibles principally include core technology in the form of software programs and are amortized over their estimated lives of primarily 3 to 5 years; existing Organization costs are being amortized by the straight-line method over 5 years.

Research and Development - Research and development costs incurred in the discovery of new knowledge and the resulting translation of this new knowledge into plans and designs for new services, prior to the attainment of the related products' technological feasibility, are recorded as expenses in the period incurred.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

Income Taxes - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments - The Company's financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share - Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

Concentrations of Risk - Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions.

No customer represented 10 % or more of The Company's total sales as of the current reporting period.

The Company has a concentration of revenue dependency on a limited number of services.

Stock-Based Compensation - In accordance with the recommendations in SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), The Company's management has considered adopting this optional standard for disclosure purposes, along with Accounting Principles Board opinion no. 25. The Company may consider using full implementation of SFAS No. 123 at a future date. The Company accounted for stock bonus' during the years ending October 31, 2000 and 1999 of 1,500,00 shares and 850,000 shares of restricted stock, respectively, given to the President of the company as compensation. The bonus was accounted for in the periods in order to match the compensation expense with the time in which it was earned. In accordance with the tax accounting, the compensation will not be deductible until the President sells those shares. The shares are restricted from sale for a period of two years from the date of issuance and are accounted for at their fair value.

2. Going Concern Uncertainties:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and may require additional capital to continue as a going concern as The Company develops its new markets. Management believes The Company will continue as a going concern in its current market and is actively marketing its services which would enable The Company to meet its obligations and provide additional funds for continued new service development. In addition, management is currently negotiating several additional contracts for its services. Management is also embarking on other strategic initiatives to expand its business opportunities. However, there can be no assurance these activities will be successful. There is also uncertainty with regard to managements projected revenue being in excess of its operating expenditures for the fiscal year ending October 31, 2004.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

Items of uncertainty include the Company's liabilities with regard to its payroll tax liability in excess of $700,000 and its Small Business Administration loan with a principal balance of $270,807 plus accrued interest. The Company is currently in default of these liabilities and is in negotiations regarding resolution of these matters. The outcome of these negotiations is uncertain as of October 31, 2003. If the Company is not successful in these negotiations or payment, there is substantial doubt as to the ability of the Company to continue as a going concern.

On December 25, 2003 the Company negotiated an installment agreement with the Internal Revenue Service with regard to its payroll tax liability. The agreement calls for payments of $5,000 per month for 48 months with a balloon payment for the balance owed at the end of that period. The Company's President, Dave Smith, signed for personal liability of the Trust Fund portion in the amount of $321,840 plus penalties and interest should the Company default on these payments. Should the Company default on these payments and any other current tax compliance, the Company's property can be taken to satisfy the liability.

During the year ended October 31, 2003, the Company often remained current with its monthly payment for its Small Business Administration loan. OF the $270,807 balance owed, the Company has a past due balance of $131,150. The lender holds the Company's furniture and equipment as collateral for this loan.

3. Accounts Receivable and Customer Deposits:

Accounts receivable historically have been immaterial as The Company's policy is to have the internet services provided paid for in advance. As of the balance sheet date there were no deposits paid in advance.

4. Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues are recognized when services are performed and expenses realized when obligations are incurred.

6. Accounts payable and accrued expenses:

Accounts payable and accrued expenses consist of trade payables, accrued interest, accrued payroll and payroll taxes created from normal operations of the business.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

7. Long-term debt:

Long - term debt consists of:

On May 31, 2002, The Company entered into a stock purchase agreement which was comprised of convertible debenture bonds with attached warrants. The bonds provide interest in the amount of 12% per year. The offering involved attached warrants for the purchase of 3,600,000 shares. The total offering is in the amount of $600,000 of which the agreement was considered modified and now has a total balance loaned in the amount of $740,000. The outstanding balance for these bonds is $393,000 plus accrued interest in the amount of $47,700. The Company has been negotiating the retirement of these bonds anticipating replacement funding availability. In these negotiations the bond holders feel the company has not complied with the bond agreement for the conversion of the remaining balance into common stock. Presently litigation is being contemplated in regarding this matter and the outcome is uncertain.

On November 7, 2000, The Company entered into a loan agreement with First International Bank, Hartford, CT. The U.S. Small Business Administration is the guarantor on this loan in the amount of $290,000. The initial interest rate, a variable rate, was 11.50% per year and has since been renegotiated with Aurora Loan Services, Inc. to 8.50%. The note was originated with a term of seven years with a late fee of up to four percent of the unpaid portion of the regularly scheduled payment. The President of The Company maintains a life insurance policy as required by the loan agreement and has used personal as well as Company assets as collateral. The Company is currently in 22 months in default on the note and is currently renegotiating terms in order to prevent foreclosure of the note payable. The current balance of this note is $270,800 with $131,140 currently due. The Company has been maintaining the current monthly amount as payments.

During the July quarter of 1998, the Company entered into a note payable to a finance company which bears interest at 16.53%. The note is collateralized by equipment and requires that monthly payments of $197 be made through the maturity date of June, 2003. The balance of this note was paid during the year ended October 31, 2003.

During the April quarter of 1999, the Company entered into a capital Lease with a finance company which bears an interest rate of 13.61%. The lease is collateralized by equipment and requires that monthly payments of $534 be made through the maturity date of April, 2002. The balance of the note was paid during the year ended October 31, 2003.

Aggregate maturities of long - term debt over the next five years are as follows:

        For the year ended October 31, 2003                                         For the year ended October 31, 2002
----------------------------------------------------                         -------------------------------------------------
YEAR                                          AMOUNT                         YEAR                                       AMOUNT
2004                                         164,421                         2003                                       69,993
2005                                          36,222                         2004                                       38,180
2006                                          36,424                         2005                                       42,764
2007                                          42,909                         2006                                       47,898
2008                                          46,701                         2007                                       53,648


                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

8. Operating Lease Agreements:

The Company rents office space with monthly payments of $6,000. The lease term for this space is seven years beginning on September 30, 2000. This lease includes an option to purchase whereby $1,000 of each month's rent may be applied to the purchase price. Subsequent to year end, in January, The Company paid $10,000 to buy out its lease contract and move to a less expensive building in Rocky Mount, NC. The new lease is for 5 years and calls for monthly payment of $3,500 for the first year, $4,000 for the second and third years, and $4,500 for the fourth and fifth years. The lease contract also calls for The Company to pay for any leasehold improvements.

The Company rented a house for the convenience of Company employees that are relocating to the area and out of town business guests. The house also served as a satellite office as added security for computer system continuation in the event that the main office should encounter problems with their system. The house had monthly payments of $1,200. The lease term was on a month to month basis and expired during the year 2002.

The Company also leases its phone systems, internet lines and various equipment. The lease terms are month to month leases and others are longer term that are upgradable. For this reason, The Company considers all of these types of lease arrangements as operating. Currently the lease costs are at $54,000 for line services and $23,000 for equipment rental per year and shown as part of cost of sales.

9. Stockholders' Equity:

Preferred Stock

The Company has been authorized 10,000,000 shares of preferred stock at $.0001 par value. None of these shares have been issued and the limitations, rights, and preferences were yet to be determined by the Board of Directors.

Common Stock

The Company has been authorized 5,000,000,000 shares of common stock at $.0001 par value. The Company amended its articles of incorporation effective October 31, 2003 for this number of shares authorized. The Company had originally authorized 150,000,000 common shares at its inception.

During the fiscal year end October 31, 2003, the Company converted debenture bond principal and interest into 85,501,001 common shares for a value of $311,440.

On February 15, 2003 the Company entered into a consulting agreement with Byron Rambo to have assistance with the negotiations with the Internal Revenue Service regarding its past due payroll tax liability. As compensation, the Company issued 1,000,000 shares of common stock for a value of $12,000 or $0.012 per share, the trading value of the stock the day the agreement was entered into.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

During the year the Company entered into consulting agreements with Barry Clark to provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs, and condition. The following lists the compensation in the form of common stock provided by the agreements: on January 29, 2003 7,000,000 shares for $98,000 or $0.014 per share, on March 31, 2003 14,000,000 shares for $64,000 or $0.0046, on June 12, 2003 14,000,000 shares for $77,000 or $0.0055 per share, on September 9, 2003 14,000,000 shares for $70,000 or $0.005 per share and on October 3, 2003 28,000,000 shares for $112,000 or $0.004 per share. All shares were valued at the trading value of common shares on the dates that the agreements were entered into. During the fiscal year end October 31, 2002, the Company converted debenture bond principal and interest into 4,321,460 common shares for a value of $47,172.

On October 28, 2002 the Company entered into consulting agreements with Nicole Leigh Van Coller, John A. Palmer, Jeremy Leigh Van Coller, Christopher Ebersole and Mary Gimmelli for financial consulting services over a six month term. As compensation, the Company issued 12,000,000 shares of common stock for a value of $156,000. The shares were registered on Form S-8 with the U.S. Securities and Exchange Commission.

On January 7, 2002 the Company entered into a settlement agreement regarding litigation. The Company agreed to issue 100,000 shares of common stock for a value of $17,000.

On February 15, 2002 the Company entered into a consulting agreement for services regarding tax representation with Byron Rambo. The Company issued 700,000 shares of common stock for a value of $31,920. The shares were registered on Form S-8 with the U.S. Securities and Exchange commission.

On February 22, 2002 the Company entered into a settlement agreement regarding litigation. The Company agreed to issue 2,000,000 shares of common stock for a value of $140,000 and a payment in cash of $20,000. The shares will be issued in amounts of 500,000 each six months until expired. The Company also issued stock options for the purchase of 2,000,000 shares of common stock in the amount of $.04 per share with an expiration date of 20 years from the date of the agreement.

On April 4, 2002 the Company entered into a consulting agreement with Nicole Leigh Van Coller for financial consulting services. As compensation, the Company issued 1,000,000 shares of common stock for a value of $120,000. The shares were registered on Form S-8 with the U.S. Securities and Exchange commission.

On August 14, 2001, the Company received proceeds of a loan from the Company's President in the amount of $20,000 with a provision of conversion of the loan to 20,000,000 shares of restricted common stock after a 15 day period if not repayed. The loan was converted by the Company as called for in the agreement for a value of $20,000.

On August 27, 2001, the Company issued 2,500,000 shares of common stock as compensation for a one year consulting contract valued at $52,500. The compensation is amortized to expense over the contract term from an allowance account as can be reviewed in the statement of equity.

During the quarter ended July 31, 2001, the Company filed S-8 stock registrations for consulting services for a value of $364,534 and the issuance of 3,519,000 common shares. Of these shares, 2,000,000 common shares per the agreement call for the purchase of these shares at a value of a 40% discount on the bid price when purchased. The discount has been accounted for as an expense for consulting services. The term of services per the registrations range from five months to a year from the contract agreement date. The stock has been accounted for as issued and an allowance account has been set against this stock account to amortize the costs over the term as an expense over the service term as can be reviewed in the statement of equity.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

On April 12, 2001, the Company issued 5,200,000 shares of common stock to the president of the Company valued at market price in the amount of $812,240. These shares were issued in accordance with the compensation agreement.

On March 15, 2001, the Company elected a 7 for 1 reverse stock split. The statements of operations have been adjusted to reflect this split with the earnings per share calculation.

During the quarter ended January 31, 2001, The Company filed an SB-2 filing with the U.S. Securities and Exchange Commission. The filing called for 2,000,000 common shares to be offered at a price of $.05 per share. 1,000,000 common shares have been sold for cash and 1,000,000 (142,857 after the 7 for 1 reverse stock split) shares were issued for services.

During the period ending October 1998, the Board of Directors issued 1,525,000 shares of restricted common stock to The Company's officer's, and legal counsel in exchange for services, and issued 500,000 shares of restricted common stock in the acquisition of Top-10 Promotions, Inc.

In addition to the restricted shares issued, The Company sold common stock through two separate private offerings during the period. In the initial offering 800,000 shares were sold each at a price of $0.025. In the second offering 1,000,000 shares were sold each at a price of $0.05.

On October 15, 1998, the majority shareholders of The Company undertook a Regulation - D, Rule 504, offering whereby it sold 2,000,000 shares of common stock, $.0001 par value per share or an aggregate of $200,000. In addition, each investor in the offering received an option to purchase, for a twelve month period commencing on the date of this offering, an additional one share of The Company at $1.00 per share for each eight (8) shares purchased in the original offering (or $250,000). In addition, each investor received an option to purchase for an eighteen month period commencing on the date of this offering an additional one (1) share of The Company for each 8.88 shares previously purchased at $2.00 per share or an aggregate of 225,000 shares (or $450,000).

The Company also approved of the investment by Arthur Harrison & Associates in the offering provided that such investment in The Company was in lieu of monies owed to Arthur Harrison & Associates by The Company for two (2) promissory notes dated September 22, 1998 and October 10, 1998. Further more, Arthur Harrison & Associates agreed to waive its rights to any interest on promissory notes.

10. Acquisitions:

On March 30, 1999 The Company acquired assets of Offshore Software Development Ltd. ("Offshore") in an exchange of assets for 999,111 shares of The Company issued to the shareholders of that company. The Company's management has valued the transaction at $630,000.

The assets included were comprised of four computers valued at $8,000 and two software programs valued at $622,000. The value of these assets was determined on the basis of the management's estimation.

An unusual impairment loss of $257,075 was recorded in October of 1999 to reflect an impairment of the intangible assets resulting from the acquired "Offshore" assets on March 30, 1999. The impairment resulted from the Company's revised forecast of the cash inflows expected from intangible assets. Amortization expenses will drop by $8,583 per month.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

Effective May 29, 1998, the Company acquired all the outstanding common stock of Top-10 Promotions, Inc., consisting of 100 shares, effective. These shares were redeemed and canceled. The 100 shares of Top-10 Promotions, Inc. were acquired in exchange for 500,000 "restricted" shares of the Company's common stock issued to David Smith, the sole shareholder of Top-10 Promotions, Inc. This transaction has been accounted for using the purchase method of accounting. The value of the share exchanged by both parties was determined to be $19,500, including a value of $(114) attributed to the fair value of assets and liabilities, and $19,614 of goodwill attributed to the method of doing business and the internally developed software.

Simultaneous with the acquisition, The Company purchased all of the remaining authorized shares of Top-10 Promotions, Inc. for $50,000 payable at closing and $17,500 per month payable over an eleven month period as other consideration. The Company borrowed funds for this transaction and later, upon agreement with the lender, converted a portion of the amount due as capital contributed to The Company.

Also, the former owner of Top-10 Promotions, Inc. was given the right to borrow up to 25% of retained earnings of Roanoke Technology Corporation in fiscal year 1998 or the first two quarters of fiscal 1999. Such borrowings shall be secured by his restricted stock received in the acquisition at a 75% discount value to market. Repayment shall be for a two- year period at a 5% annual interest rate. The Company also entered into an employment contract with the former owner of Top-10 Promotions.

11. Employment Contract and Incentive Commitments:

The Company has entered into a five year employment contract with the former owner of Top-10 Promotions as amended on April 12, 2001. The contract provides for a salary of $150,000; a stock bonus of 5,200,000 restricted common shares; a stock bonus of 1,000,000 common shares per year for each year that the Company generates a profit during the five year term; quarterly bonus of 30% of the net income before income tax of the Company; standard non-competition clause; an option to renew the employment agreement for an additional two year term (provided he is not in default under the employment agreement); and annually, with approval of the Board of Directors, receive up to one percent of the issued and outstanding shares of the Company determined on December 31st of each year.

On November 1, 1998 the Company's management approved the issuance of 750,000 shares of restricted common shares of the Company to the former owner of Top-10 Promotions for attaining gross revenues in excess $200,000.00 or more in sales for the first three month period of 1999. The shares have been issued at a market value of $1,181,250. An additional 1,500,000 shares of restricted were issued in accordance with the revised employment agreement during the year ended October 31, 2000 for a value of $900,000.

12. Deferred Tax Assets and Liabilities:

The Company accrues payroll and income taxes. The Company, currently a C-Corporation, accounts for income taxes in accordance with Statements on Financial Accounting Standards 109. As of October 31, 2003, The Company had a deferred tax asset in the amount of approximately $1,697,674 that is derived from a net operating tax loss carryforward of $8,488,373. A portion of this carryforward is associated with stock compensation to officers and is deductible for tax purposes when the stock is sold by the officers. The deferred tax assets will expire during the years ending October 31, 2013 through 2023 if not used to offset taxable income. There is uncertainty about whether the Company will be in a position of using these tax assets therefore an allowance has been set up to offset these assets.

                         ROANOKE TECHNOLOGY CORPORATION
                                 AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS

13. Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company paid interest in the amount of $12,100 during the fiscal year ended October 31, 2003. The Company had no income tax payments due and did not pay any income tax amounts during the period.

14. Litigation, claims and assessments:

There are various lawsuits and claims pending against the Company. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse affect on The Company's results of operations, financial position or liquidity.

On October 15, 2003 a default judgement against the Company was entered in favor for the plaintiff, Gordon & Rees, LLP, in the amount of $106,720 plus attorney's fees of $26,680. The suit was over legal fees incurred by the Company and the fees are included in the Company's accounts payable balance. The fees were incurred during the year ended October 31, 2002.

On February 20, 2003 a complaint, Sprint Communications Company Limited Partnership vs. Roanoke Technology Corp., was filed in the State of North Carolina, County of Halifax Superior Court Division. The complaint asserts that the Company is indebted to the plaintiff for a total of $179,150.16 and costs of the action brought forward. The Company has filed a counter-claim in response to this action. Representation for the Company has not determined the likeliness that the plaintiff will be successful with the complaint. The management of the Company asserts that the complaint will not have a material adverse affect on The Company's results of operations, financial position or liquidity.

15. Condensed consolidating financial statements:

RTCHosting Corp (RTCH) is a wholly owned subsidiary of The Company. RTCH was incorporated on June 12, 2000 in the state of North Carolina. RTCH has 1,000 common shares authorized with no par value and 100 common shares outstanding. The Company has determined that separate financial statements and other disclosures concerning RTCH are not material to investors. RTCH was formed to hold the copyrights of an on line procurement system being developed by the Company. The Company has expensed all research and development costs. The only costs incurred by RTCH has been its incorporation and start-up costs which have been expensed in the amount of $3,050. RTCH currently has no material values of assets, liabilities or equity.

RFQHosting Corp (RFQ) is a 35% owned joint venture in Roanoke Online, LLC. The Company and Roanoke Energy Resources, Inc., a subsidiary of Roanoke Electric Cooperative, entered into a joint venture whereby the Company, through RFQ, receives 35% of the gross revenues of Roanoke Online, LLC, a business to business online procurement service. The Company is responsible for providing software maintenance and support personnel. Roanoke Energy Resources, Inc. is responsible for the day to day management and marketing of RFQ.

16. Employee stock option:

The Company originated employee stock option plans with 2 of its employees during fiscal year end October 31, 2001. The plan calls for 300,000 option shares to vest on May 2, 2001 for a conversion price of $.001 per share. The plan continues to ratably vest 470,000 option shares over a 4 year period that are convertible for $.001 per share. The intrinsic value of these vested shares is $0 and a fair value compensation value of $6,750 if exercised at the vesting dates. These employee stock options have been canceled by the company and no shares were exercised.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Roanoke Technology Corp., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                 -----------------------

This prospectus does not constitute an offer to sell, or                        ----------------------
a solicitation of an offer to buy any securities:
                                                                                       PROSPECTUS
         except the common stock offered by this
         prospectus;                                                             ---------------------

         in any jurisdiction in which the offer or solicitation is not authorized;

         in any jurisdiction where the dealer or other                   10,681,026,631 Shares of Common Stock
         salesperson is not qualified to make the offer
         or solicitation;

         to any person to whom it is unlawful to make the                       ROANOKE TECHNOLOGY CORP.
         offer or solicitation; or

         to any person who is not a United States
         resident or who is outside the jurisdiction of
         the United States.
                                                                                   November 30, 2004

The delivery of this prospectus or any accompanying sale does not imply that:

         there have been no changes in the affairs of Roanoke after the date of this prospectus; or

         the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification Of Directors And Officers

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Roanoke. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Roanoke pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

                   Securities and Exchange Commission Registration Fee                  $      2,029.73
                   Printing and Engraving Expenses                                      $      2,500.00
                   Accounting Fees and Expenses                                         $     15,000.00
                   Legal Fees and Expenses                                              $     50,000.00
                   Miscellaneous                                                        $     15,470.27

                   TOTAL                                                                $     85,000.00

Recent Sales Of Unregistered Securities

     We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

     On September 30, 2004, pursuant to the Placement Agent Agreement, Roanoke paid Newbridge Securities Corporation a one-time placement agent fee of 5,236,158 restricted shares of common stock equal to approximately $10,000 based on the market price of the stock at the time of issuance.

     On September 30, 2004, Cornell Capital Partners purchased a secured convertible debenture in the principal amount of $825,000. Cornell Capital Partners will purchase from Roanoke secured convertible debentures equal to $375,000 upon the filing of this registration statement and additional secured convertible debentures equal to $100,000 when this registration statement is declared effective by the SEC. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The secured convertible debenture are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 15 business days' notice for 120% of the amount redeemed plus any accrued interest.

     On May 24, 2004 we issued 1,250,000,000 shares of common stock to our President in compliance with the President's compensation agreement. These shares were issued in compliance with the anti-dilution clause of this agreement for a value of $6,750,000, or $0.0054 per share. The shares were accounted for at the value of the trading price close of business on that date.

     On November 7, 2003 we entered into a consulting Agreement with Barry Clark. As compensation, we issued 100,000,000 common shares for a value of $510,000, or $.0051 per share. The term of the agreement is one year and the compensation for this agreement will be ratably charged to expense over the term through an allowance account set up in the stockholders' equity section of the financial statements. During the term of the this agreement, consultant shall provide advice concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, and other consulting services.

     On November 19, 2003 we entered into a consulting agreement with Tom Bojadzijev. As compensation to Mr. Bojadzijev, we issued 300,000,000 common shares for a value of $1,650,000, or $.0055 per share. Also, on December 30, 2003 we entered into an additional consulting agreement and issued 400,000,000 common shares for a value of $2,400,000, or $.006 per share. The terms of these agreements is one year from the date of inception and the compensation for these agreements will be ratably charged to expense over the term through an allowance account set up in the stockholders' equity section of the financial statements.

     During the fiscal year end October 31, 2003, we converted a debenture bond principal and interest into 85,501,001 common shares for a value of $311,440.

     On October 27, 2003 we issued 270,000,000 restricted common shares to David Smith, President, in compliance with his employment agreement for a value of $1,620,000, or $.006 per share. The shares represent a bonus for services rendered and consideration for extension on his employment agreement as amended on October 27, 2003.

     On September 18, 2003 we issued 277,960 restricted common shares to David Smith, President, in compliance with his employment agreement for a value of $1,140, or .0041 per share. The employment agreement bonus term is 5 years from the date the agreement was amended, October 27, 2003.

     On April 8, 2003 we issued 1,313,268 restricted common shares to David Smith, President, in compliance with his employment agreement for a value of $6,172, or .0047 per share. The shares represent a retroactive and continuing bonus whereby the amended employment agreement calls for a stock bonus of 1% of the outstanding common shares of the Company determined each year on December
31. The employment agreement bonus term is 5 years from the date the agreement was amended, October 27, 2003.

     On February 15, 2003 we entered into a consulting agreement with Byron Rambo to have assistance with the negotiations with the Internal Revenue Service regarding its past due payroll tax liability. As compensation, we issued 1,000,000 shares of common stock for a value of $12,000 or $0.012 per share, the trading value of the stock the day the agreement was entered into.

     During the year, 2003, we entered into consulting agreements with Barry Clark to provide advice to undertake for and consult with us concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with connection with the operation of the businesses, expansion of services, acquisitions and business opportunities, and shall review and advise us regarding its overall progress, needs, and condition. The following lists the compensation in the form of common stock provided by the agreements: on January 29, 2003 7,000,000 shares for $98,000 or $0.014 per share, on March 31, 2003
14,000,000 shares for $64,000 or $0.0046, on June 12, 2003 14,000,000 shares for
$77,000 or $0.0055 per share, on September 9, 2003 14,000,000 shares for $70,000 or $0.005 per share and on October 3, 2003 28,000,000 shares for $112,000 or $0.004 per share. All shares were valued at the trading value of common shares on the dates that the agreements were entered into. During the fiscal year end October 31, 2002, the Company converted debenture bond principal and interest into 4,321,460 common shares for a value of $47,172.

     On January 7, 2002 we entered into a settlement agreement regarding litigation. The Company agreed to issue 100,000 shares of common stock for a value of $17,000.

     On February 22, 2002 we entered into a settlement agreement regarding litigation. We issued 2,000,000 shares of common stock for a value of $140,000 and a payment in cash of $20,000. The shares were issued in amounts of 500,000 each six months until expired. We also issued stock options for the purchase of 2,000,000 shares of common stock in the amount of $.04 per share with an expiration date of 20 years from the date of the agreement.

     On August 14, 2001, we received proceeds of a loan from our President in the amount of $20,000 with a provision of conversion of the loan to 20,000,000 shares of restricted common stock after a 15 day period if not re-payed. The loan was converted by the Company as called for in the agreement for a value of $20,000.

     On August 27, 2001, we issued 2,500,000 shares of common stock as compensation for a one year consulting contract valued at $52,500. The compensation is amortized to expense over the contract term from an allowance account as can be reviewed in the statement of equity.

     On April 12, 2001, we issued 5,200,000 shares of common stock to our President, David Smith, valued at market price in the amount of $812,240. These shares were issued in accordance with his compensation agreement.

     Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Roanoke so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Roanoke' securities.


INDEX TO EXHIBITS

EXHIBIT NO.        DESCRIPTION                                          LOCATION
-----------        -----------                                          --------

3.1                Articles of Amendment to the Articles of             Incorporated by reference to the Company's Form
                   Incorporation                                        SB-2 filed on July 3, 2002

3.1                Articles of Incorporation                            Incorporated by reference to the Company's Form
                                                                        SB-2 filed on July 3, 2002

3.2                By-Laws                                              Incorporated by reference to the Company's Form
                                                                        SB-2 filed on July 3, 2002

5.1                Opinion from Kirkpatrick & Lockhart LLP              Provided herewith

10.1               Standby Equity Distribution Agreement dated          Provided herewith
                   September 30, 2004 with Cornell Capital Partners,
                   LP

10.2               Registration Rights Agreement dated September 30,    Provided herewith
                   2004 with Cornell Capital Partners, LP

10.3               Escrow Agreement dated September 30, 2004 with       Provided herewith
                   Cornell Capital Partners, LP

10.4               Placement Agent Agreement dated September 30, 2004   Provided herewith
                   with Cornell Capital Partners, LP and Newbridge
                   Securities Corporation

10.5               Securities Purchase Agreement dated September 30,    Provided herewith
                   2004 with Cornell Capital Partners, LP

10.6               Secured Convertible Debenture dated September 30,    Provided herewith
                   2004

10.7               Investor Registration Rights Agreement dated         Provided herewith
                   September 30, 2004 with Cornell Capital Partners,
                   LP

10.8               Security Agreement dated September 30, 2004 with     Provided herewith
                   Cornell Capital Partners, LP

10.9               Escrow Agreement with Butler Gonzalez, LLP dated     Provided herewith
                   September 30, 2004

10.10              Compensation Debenture with Cornell Capital          Provided herewith
                   Partners, L.P.

10.11              Amended Employment Agreement with David Smith        Provided herewith

10.12              Overture Ambassador Agreement                        Provided herewith

10.13              Inducement Agreement with Carolina Gateway Partners  Provided herewith

23.1               Consent of Kirkpatrick & Lockhart LLP                Incorporated by reference to Exhibit 5.1

23.2               Consent of Gately & Associates                       Provided herewith

                                                           II-3


Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 1, 2004.

Date:     December 1, 2004         ROANOKE TECHNOLOGY CORP.

                                   By: /s/  David L. Smith
                                      ------------------------
                                   Name:    David L. Smith
                                   Title:   Chief Executive Officer,
                                            Chief Financial Officer and
                                            Principal Accounting Officer




         In accordance with the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                                                     DATE
---------                                                     ----

/s/  David L. Smith
-------------------------------
David L. Smith                                                December 1, 2004
Sole Director